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                                                                   EXHIBIT 4.1

                      ADVANTA HOME EQUITY LOAN TRUST 1998-B


                           Class A Asset Backed Notes






                                    INDENTURE


                          Dated as of September 1, 1998






                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                Indenture Trustee





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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................2

         SECTION 1.1.    Definitions..............................................................................2
         SECTION 1.2.    Incorporation by Reference of the Trust Indenture Act...................................28
         SECTION 1.3.    Rules of Construction...................................................................28
         SECTION 1.4.    Action by or Consent of Noteholders.....................................................28
         SECTION 1.5.    Conflict with TIA.......................................................................29

ARTICLE II. THE NOTES ...........................................................................................29

         SECTION 2.1.    Form ...................................................................................29
         SECTION 2.2.    Execution, Authentication and Delivery..................................................29
         SECTION 2.3.    Registration; Registration of Transfer and Exchange.....................................30
         SECTION 2.4.    Mutilated, Destroyed, Lost or Stolen Notes..............................................31
         SECTION 2.5.    Persons Deemed Owners...................................................................32
         SECTION 2.6.    Payment of Principal and Interest; Defaulted Interest...................................32
         SECTION 2.7.    Cancellation............................................................................33
         SECTION 2.8.    Release of Collateral...................................................................33
         SECTION 2.9.    Book-Entry Notes........................................................................34
         SECTION 2.10.   Notices to Clearing Agency..............................................................34
         SECTION 2.11.   Definitive Notes........................................................................35

ARTICLE III. COVENANTS ..........................................................................................35

         SECTION 3.1.    Payment of Principal and Interest.......................................................35
         SECTION 3.2.    Maintenance of Office or Agency.........................................................35
         SECTION 3.3.    Money for Payments to be Held in Trust..................................................36
         SECTION 3.4.    Existence ..............................................................................37
         SECTION 3.5.    Protection of Trust Estate..............................................................37
         SECTION 3.6.    Opinions as to Trust Estate.............................................................37
         SECTION 3.7.    Performance of Obligations; Servicing of Mortgage Loans.................................38
         SECTION 3.8.    Negative Covenants......................................................................39
         SECTION 3.9.    Annual Statement as to Compliance.......................................................40
         SECTION 3.10.   Issuer May Not Consolidate or Transfer Assets...........................................40
         SECTION 3.11.   No Other Business.......................................................................40
         SECTION 3.12.   No Borrowing............................................................................40
         SECTION 3.13.   Guarantees, Loans, Advances and Other Liabilities.......................................40
         SECTION 3.14.   Capital Expenditures....................................................................41
         SECTION 3.15.   Compliance with Laws....................................................................41
         SECTION 3.16.   Restricted Payments.....................................................................41
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         SECTION 3.17.   Notice of Events of Default and Events of Servicing Termination.........................41
         SECTION 3.18.   Further Instruments and Acts............................................................41
         SECTION 3.19.   Amendments of Sale and Servicing Agreement and Trust Agreement..........................41
         SECTION 3.20.   Income Tax Characterization.............................................................42

ARTICLE IV. SATISFACTION AND DISCHARGE...........................................................................43

         SECTION 4.1.    Satisfaction and Discharge of Indenture.................................................43
         SECTION 4.2.    Application of Trust Money..............................................................44
         SECTION 4.3.    Repayment of Monies Held by Note Paying Agent...........................................44

ARTICLE V. DEFAULTS AND REMEDIES.................................................................................44

         SECTION 5.1.    Event of Default........................................................................44
         SECTION 5.2.    Acceleration of Maturity; Rescission and Annulment......................................46
         SECTION 5.3.    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee...............47
         SECTION 5.4.    Remedies ...............................................................................47
         SECTION 5.5.    Indenture Trustee May File Proofs of Claim..............................................48
         SECTION 5.6.    Indenture Trustee May Enforce Claims Without Possession of Class A-2 Notes..............49
         SECTION 5.7.    Application of Money Collected..........................................................49
         SECTION 5.8.    Limitation of Suits.....................................................................50
         SECTION 5.9.    Unconditional Rights of Noteholders To Receive Principal and Interest...................51
         SECTION 5.10.   Restoration of Rights and Remedies......................................................51
         SECTION 5.11.   Rights and Remedies Cumulative..........................................................51
         SECTION 5.12.   Delay or Omission Not a Waiver..........................................................51
         SECTION 5.13.   Control by Noteholders..................................................................51
         SECTION 5.14.   Undertaking for Costs...................................................................52
         SECTION 5.15.   Waiver of Stay or Extension Laws........................................................52
         SECTION 5.16.   Action on Notes.........................................................................52
         SECTION 5.17.   Performance and Enforcement of Certain Obligations......................................52
         SECTION 5.18.   Subrogation.............................................................................53
         SECTION 5.19.   Preference Claims.......................................................................53
         SECTION 5.20.   Waiver of Past Defaults.................................................................54

ARTICLE VI. THE INDENTURE TRUSTEE................................................................................54

         SECTION 6.1.    Duties of Indenture Trustee.............................................................54
         SECTION 6.2.    Rights of Indenture Trustee.............................................................56
         SECTION 6.3.    Individual Rights of Indenture Trustee..................................................57
         SECTION 6.4.    Indenture Trustee's Disclaimer..........................................................57
         SECTION 6.5.    Notice of Defaults......................................................................58
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         SECTION 6.6.    Reports by Indenture Trustee to Holders.................................................58
         SECTION 6.7.    Compensation and Indemnity..............................................................58
         SECTION 6.8.    Replacement of Indenture Trustee........................................................58
         SECTION 6.9.    Successor Indenture Trustee by Merger...................................................60
         SECTION 6.10.   Appointment of Co-Indenture Trustee or Separate Indenture Trustee.......................60
         SECTION 6.11.   Eligibility: Disqualification...........................................................61
         SECTION 6.12.   Preferential Collection of Claims Against Issuer........................................62
         SECTION 6.13.   Appointment and Powers..................................................................62
         SECTION 6.14.   Performance of Duties...................................................................62
         SECTION 6.15.   Limitation on Liability.................................................................63
         SECTION 6.16.   Reliance Upon Documents.................................................................63
         SECTION 6.17.   Representations and Warranties of the Indenture Trustee.................................63
         SECTION 6.18.   Waiver of Setoffs.......................................................................64
         SECTION 6.19.   Control by the Controlling Party........................................................64
         SECTION 6.20.   Trustee May Enforce Claims Without Possession of Notes..................................64
         SECTION 6.21.   Suits for Enforcement...................................................................64
         SECTION 6.22.   Mortgagor Claims........................................................................64

ARTICLE VII. NOTEHOLDERS' LISTS AND REPORTS......................................................................65

         SECTION 7.1.    Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders...............65
         SECTION 7.2.    Preservation of Information; Communications to Noteholders..............................65
         SECTION 7.3.    Reports by Issuer.......................................................................66
         SECTION 7.4.    Reports by Indenture Trustee............................................................66

ARTICLE VIII. PAYMENTS AND STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS; ACCOUNTS,
                         DISBURSEMENTS AND RELEASES..............................................................66

         SECTION 8.1.    Collection of Money.....................................................................66
         SECTION 8.2.    Release of Trust Estate.................................................................67
         SECTION 8.3.    Establishment of Accounts...............................................................67
         SECTION 8.4.    The Policies............................................................................67
         SECTION 8.5.    Reserve Account.........................................................................68
         SECTION 8.6.    Flow of Funds...........................................................................70
         SECTION 8.7.    Investment of Accounts..................................................................72
         SECTION 8.8.    Eligible Investments....................................................................73
         SECTION 8.9.    Reports by Indenture Trustee............................................................74
         SECTION 8.10.   Additional Reports by Indenture Trustee.................................................76
         SECTION 8.11.   Opinion of Counsel......................................................................77
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ARTICLE IX. SUPPLEMENTAL INDENTURES..............................................................................77

         SECTION 9.1.    Supplemental Indentures Without Consent of Noteholders..................................77
         SECTION 9.2.    Supplemental Indentures with Consent of Noteholders.....................................78
         SECTION 9.3.    Execution of Supplemental Indentures....................................................80
         SECTION 9.4.    Effect of Supplemental Indenture........................................................80
         SECTION 9.5.    Conformity With Trust Indenture Act.....................................................80
         SECTION 9.6.    Reference in Notes to Supplemental Indentures...........................................81

ARTICLE X. REDEMPTION OF NOTES...................................................................................81

         SECTION 10.1.   Redemption .............................................................................81
         SECTION 10.2.   Surrender of Notes......................................................................82
         SECTION 10.3.   Form of Redemption Notice...............................................................83
         SECTION 10.4.   Notes Payable on Redemption Date........................................................84

ARTICLE XI. MISCELLANEOUS........................................................................................84

         SECTION 11.1.   Compliance Certificates and Opinions, etc...............................................84
         SECTION 11.2.   Form of Documents Delivered to Indenture Trustee........................................85
         SECTION 11.3.   Acts of Noteholders.....................................................................85
         SECTION 11.4.   Notices, etc. to Indenture Trustee, Issuer and Rating Agencies..........................86
         SECTION 11.5.   Notices to Noteholders; Waiver..........................................................87
         SECTION 11.6.   Alternate Payment and Notice Provisions.................................................87
         SECTION 11.7.   Conflict with Trust Indenture Act.......................................................87
         SECTION 11.8.   Effect of Headings and Table of Contents................................................88
         SECTION 11.9.   Successors and Assigns..................................................................88
         SECTION 11.10.  Separability............................................................................88
         SECTION 11.11.  Benefits of Indenture...................................................................88
         SECTION 11.12.  Legal Holidays..........................................................................88
         SECTION 11.13.  Governing Law...........................................................................88
         SECTION 11.14.  Counterparts............................................................................88
         SECTION 11.15.  Recording of Indenture..................................................................89
         SECTION 11.16.  Trust Obligation........................................................................89
         SECTION 11.17.  No Petition.............................................................................89
         SECTION 11.18.  Inspection .............................................................................89
         SECTION 11.19.  Limitation of Liability.................................................................90
         SECTION 11.20.  Rights of the Note Insurer to Exercise Rights of Noteholders............................90

ARTICLE XII. RAPID AMORTIZATION EVENTS...........................................................................90

         SECTION 12.1.   Rapid Amortization Events...............................................................90
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SCHEDULE AND EXHIBITS

Schedule I      Schedule of Mortgage Loans
Exhibit A       Form of Class A-1 Note
Exhibit B       Form of Class A-2 Note



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
                  INDENTURE dated as of September 1, 1998, between ADVANTA HOME EQUITY LOAN TRUST 1998-B, a Delaware business trust (the "Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (the "Indenture Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Class A-1 Asset Backed Notes (the "Class A-1 Notes") and the Issuer's Class A-2 Asset Backed Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Class A Notes"):

                  As security for the payment and performance by the Issuer of its obligations under this Indenture and the Class A Notes, the Issuer has agreed to assign the Collateral (as defined below) to the Indenture Trustee on behalf of the Noteholders and the Insurer.

                  MBIA Insurance Corporation (the "Insurer") has issued and delivered the Class A-1 note guaranty insurance policy, dated as of the Closing Date (the "Class A-1 Policy") and the Class A-2 note guaranty insurance policy, dated as of the Closing Date (the "Class A-2 Policy" and, together with the Class A-1 Policy, the "Policies"), pursuant to which the Insurer guarantees the Insured Payment with respect to the related Policy (as defined below).

                  As an inducement to the Insurer to issue and deliver the Policies, the Issuer and the Insurer have executed and delivered the Insurance Agreement, dated as of September 30, 1998 (as amended from time to time, the "Insurance Agreement"), among the Insurer, Advanta Holding Trust, the Originators, Advanta Mortgage Corp. USA, the Owner Trustee, the Issuer, Advanta Mortgage Conduit Services, Inc. and the Indenture Trustee.

                  As an additional inducement to the Insurer to issue the Policies, and as security for the performance by the Issuer of the Insurer Issuer Secured Obligations and as security for the performance by the Issuer of the Indenture Trustee Issuer Secured Obligations, the Issuer has agreed to grant and assign the Collateral (as defined below) to the Indenture Trustee for the benefit of the Issuer Secured Parties, as their respective interests may appear.

                                 GRANTING CLAUSE


                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, for the benefit of the Issuer Secured Parties, all of the Issuer's right, title and interest in and to the following (collectively, the "Collateral"): (i) certain adjustable-rate home equity revolving credit line loans (the "HELOC Mortgage Loans") (including any Additional Balances) made or to be made under certain Credit Line Agreements and conveyed to the Issuer; (ii) certain fixed-rate closed-end high-loan-to-value junior mortgage loans or deeds of trust (the "HLTV Mortgage Loans" and, together with the HELOC Mortgage Loans, the "Mortgage Loans") conveyed to the Issuer; (iii) all collections in respect of the Mortgage Loans received after the related Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off Date); (iv) property that secured a Mortgage Loan that has been acquired by foreclosure or deed in lieu of foreclosure; (v) all rights of the Sponsor under any hazard insurance policies covering the Mortgaged Properties; (vi) the Policies; (vii) all amounts on deposit from time to time in the Note Account and the Reserve Account; (viii) all amounts on deposit from time to time in the Principal and Interest Account (excluding any investment earnings thereon); (ix) all rights of the Sponsor under the Purchase Agreement assigned to the Issuer pursuant to the Sale and Servicing Agreement (including all of the Sponsor's rights and remedies in the event of certain breaches by the Originators of their respective representations and warranties under the Purchase Agreement); (x) all rights of the Issuer under the Sale and Servicing Agreement; (xi) all Mortgage Files and other documents relating to the foregoing; and (xii) any and all proceeds of the foregoing.

                  The foregoing Grant is made in trust to the Indenture Trustee, for the benefit of the Holders of the Notes and of the Insurer. The Indenture Trustee hereby acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform the duties required of it by this Indenture to the best of its ability to the end that the interests of such parties, recognizing the priorities of their respective interests, may be adequately and effectively protected.


                                   ARTICLE I.

                   Definitions and Incorporation by Reference

                   SECTION 1.1. Definitions. Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture. In addition, other capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Sale and Servicing Agreement.

                  "Accelerated Principal Payments": With respect to any Payment Date, a payment received as a payment of principal by the Noteholders of each Class of Class A Notes, for the purpose of increasing the related
Overcollateralization Amount to the related Specified Overcollateralization Amount applicable to such Payment Date, and to be paid from the Excess




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Cashflow with respect to the related Pool, and equal to the lesser of (x) the amount of such Excess Cashflow and (y) the Overcollateralization Deficiency Amount for the related Pool;

                  "Account": Any account established in accordance with Section
8.3 hereof or Section 4.8 of the Sale and Servicing Agreement.

                  "Act": has the meaning specified in Section 11.3(a).

                  "Additional Balance": As to any HELOC Loan and day, the aggregate amount of all Draws conveyed to the Trust with respect to the HELOC Pool pursuant to Section 2.1 of the Sale and Servicing Agreement.

                  "Advanta Holding Trust": The Trust created pursuant to the Holding Trust Agreement.

                  "Affiliate": means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AMHC": Advanta Mortgage Holding Company, a Delaware corporation and the corporate parent of Advanta Mortgage Corp. USA, and the indirect corporate parent of Advanta Mortgage Conduit Services, Inc.

                  "Authorized Newspapers": Any of the following, The Wall Street Journal, the New York Times, the Washington Post, the Los Angeles Times or such other newspaper determined by the Indenture Trustee in its sole judgment.

                  "Authorized Officer": With respect to any Person, any person who is authorized to act for such Person in matters relating to this Indenture, and whose action is binding upon such Person and, with respect to the Indenture Trustee, the Master Servicer and the Sponsor, initially including those individuals whose names appear on the lists of Authorized Officers delivered on the Closing Date.

                  "Available Funds": The HELOC Available Funds or the HLTV Available Funds.

                  "Billing Cycle": With respect to any Mortgage Loan and Remittance Period, the billing period specified in the related Underlying Mortgage Note and with respect to which amounts billed are received during such Remittance Period.

                  "Book Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.9.



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                  "Business Day": Any day that is not a Saturday, Sunday or
other day on which the Insurer or commercial banking institutions in the State of New York or in the city in which the principal Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Certificates":  As defined in the Trust Agreement.

                  "Certificate of Trust": means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

                  "Certificateholders": The holders of the Certificates issued pursuant to the Trust Agreement.

                  "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Charged-Off Loan": An HLTV Mortgage Loan which is more than 180 consecutive days delinquent, or which has become a Liquidated Mortgage Loan.

                  "Class A Interest Distribution Amount": As applicable, the Class A-1 Interest Distribution Amount or the Class A-2 Interest Distribution Amount.

                  "Class A Interest Rate": As applicable, the Class A-1 Interest Rate or the Class A-2 Interest Rate.

                  "Class A Note": Any of the Class A-1 Notes or the Class A-2 Notes.

                  "Class A Notes": Collectively, the Class A-1 Notes and the Class A-2 Notes.

                  "Class A Note Balance": The Class A Principal Balance.

                  "Class A Principal Balance": As of any time of determination, the Class A-1 Principal Balance and the Class A-2 Principal Balance.

                  "Class A Scheduled Principal Distribution Amount": As applicable, the Class A-1 Scheduled Principal Distribution Amount or the Class A-2 Scheduled Principal Distribution Amount.

                  "Class A-1 Deficiency Amount": (a) For any Payment Date, any shortfalls in the HELOC Total Available Funds to pay, the sum of (i) the Class A-1 Interest Distribution Amount (excluding any Class A-1 Net Funds Cap Carry-Forward Amounts, any related Prepayment Interest Shortfalls and any related Relief Act Shortfalls), and (ii) the HELOC Pool Overcollateralization Deficit and (b) on the Class A-1 Final Scheduled Payment Date, any shortfall in the HELOC Total Available Funds to pay the outstanding Class A-1 Principal Balance.



                                       4
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                  "Class A-1 Final Scheduled Payment Date": The Payment Date in
October 25, 2022 whereby the Class A-1 Noteholders shall be entitled to receive a payment of principal in an amount equal to the outstanding Class A-1 Principal Balance. The Class A-1 Final Scheduled Payment Date is the date which is one year after the date which is the latest possible maturity date of a HELOC Mortgage Loan which amortizes according to its terms.

                  "Class A-1 Formula Rate": For any Interest Accrual Period, (x) with respect to any Payment Date which occurs on or prior to the Optional Redemption Date for the Class A-1 Notes, LIBOR plus 0.28% per annum and (y) for any Payment Date thereafter, LIBOR plus 0.56% per annum.

                  "Class A-1 Interest Distribution Amount": With respect to any Payment Date, the product of (x) one-twelfth of the Class A-1 Interest Rate applicable to such Payment Date and (y) the Class A-1 Principal Balance immediately prior to such Payment Date (based on a 360-day year and the actual number of days in the prior calendar month).

                  "Class A-1 Interest Rate": As to any Payment Date, the lesser of (i) the Class A-1 Formula Rate and (ii) the Class A-1 Net Funds Cap Rate.

                  "Class A-1 Maximum Principal Payment": With respect to any Payment Date, the Fixed Allocation Percentage for the Class A-1 Notes of the Principal Collections with respect to the Class A-1 Notes relating to such Payment Date.

                   "Class A-1 Net Funds Cap Carry-Forward Amount": In the event that, on any Payment Date, the Class A-1 Net Funds Cap Rate is less than the Class A-1 Formula Rate (i.e., the Class A-1 Interest Rate equals the Class A-1 Net Funds Cap Rate), the excess of the amount of interest due based on the Class A-1 Formula Rate, over the interest due based on the Class A-1 Net Funds Cap Rate, together with interest thereon at the then-applicable Class A-1 Formula Rate.

                  "Class A-1 Net Funds Cap Rate": For any Interest Accrual Period, (x) the fraction, expressed as an annual percentage rate, (i) the numerator of which is twelve times the interest due on the HELOC Mortgage Loans during the prior Remittance Period, net of the amount of related Prepayment Interest Shortfalls, related Relief Act Shortfalls, the HELOC Servicing Fee, the Indenture Trustee's Fee, the Owner Trustee's Fee and the Premium Amount for the Class A-1 Notes for the related Remittance Period and (ii) the denominator of which is the HELOC Pool Principal Balance as of the opening of such prior Remittance Period (y) less, commencing on the seventh Payment Date, 0.50%.

                  "Class A-1 Net Principal Collections": The excess of (x) Principal Collections with respect to the HELOC Pool over (y) the aggregate amount of all Additional Balances arising during the related Remittance Period; provided, however, that, in no event will Class A-1 Net Principal Collections be less than zero with respect to any Payment Date.

                  "Class A-1 Note": Any Note designated as the "Class A-1 Asset Backed Note" on the face thereof in substantially the form of Exhibit A hereto.




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
                  "Class A-1 Noteholder(s)": means any Holder of a Class A-1
Note.

                  "Class A-1 Optional Redemption Date": The date on which the Sponsor or the Insurer, as applicable, exercises its right of optional redemption of the Class A-1 Notes pursuant to Section 10.1(b) herein.

                  "Class A-1 Policy": The note guaranty insurance policy with respect to the Class A-1 Notes, dated September 30, 1998, issued by the Insurer to the Indenture Trustee for the benefit of the Class A-1 Noteholders.

                  "Class A-1 Principal Balance": As of any time of determination, the Original Class A-1 Principal Balance of the Class A-1 Notes, less any amounts actually distributed therefore as principal thereon to the Class A-1 Notes on all prior Payment Dates.

                  "Class A-1 Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all payments made pursuant to the Class A-1 Policy by the Insurer and in each case not previously repaid to the Insurer pursuant to Section 8.6(c)(vi) hereof plus (ii) interest accrued on each such payment made pursuant to the Class A-1 Policy not previously repaid calculated at the Late Payment Rate from the date the Insurer made the related payment and (y)(i) any other amounts then due and owing to the Insurer under the Insurance Agreement plus
(ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Indenture Trustee and the Sponsor of the amount of any Class A-1 Reimbursement Amount.

                  "Class A-1 Scheduled Principal Distribution Amount": On any Payment Date during the Managed Amortization Period, the excess (but in no event less than zero) of (x) the lesser of (i) the Class A-1 Maximum Principal Payment and (ii) the Class A-1 Net Principal Collections over (y) the HELOC Pool Overcollateralization Reduction Amount, if any, with respect to such Payment Date. Beginning with the first Payment Date in the Rapid Amortization Period, the excess of (x) the Class A-1 Maximum Principal Payment over (y) the HELOC Pool Overcollateralization Reduction Amount, if any, with respect to such Payment Date.

                  "Class A-2 Deficiency Amount": For any Payment Date, any shortfalls in the HLTV Total Available Funds to pay the sum of (a) the Class A-2 Interest Distribution Amount (excluding any related Prepayment Interest Shortfalls and any related Relief Act Shortfalls) and (b) the HLTV Pool Overcollateralization Deficit.

                  "Class A-2 Final Scheduled Payment Date": The Payment Date in October 25, 2024 whereby the Class A-2 Noteholders shall be entitled to receive a payment of principal in an amount equal to the outstanding Class A-2 Principal Balance. The Class A-2 Final Scheduled Payment Date is the date which is one year after the date which is the latest possible maturity date of an HLTV Mortgage Loan which amortizes according to its terms.

                  "Class A-2 Interest Distribution Amount": With respect to any Payment Date, the product of (x) one-twelfth of the Class A-2 Interest Rate applicable to such Payment Date and (y) the Class A-2 Principal Balance immediately prior to such Payment Date (based on a 30-day month and a 360-day year).




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
                  "Class A-2 Interest Rate": As to any Payment Date which occurs on or prior to the Class A-2 Optional Redemption Date, 6.55%, and 7.05% for any Payment Date thereafter.

                  "Class A-2 Note": Any Note designated as the "Class A-2 Asset Backed Note" on the face thereof in substantially the form of Exhibit B hereto.

                  "Class A-2 Noteholder(s)": Any Holder of a Class A-2 Note.

                  "Class A-2 Optional Redemption Date": The date on which the Sponsor or the Insurer, as applicable, exercises its right of optional redemption of the Class A-2 Notes pursuant to Section 10.1(c) herein.

                  "Class A-2 Policy": The note guaranty insurance policy with respect to the Class A-2 Notes, dated September 30, 1998, issued by the Insurer to the Indenture Trustee for the benefit of the Class A-2 Noteholders.

                  "Class A-2 Principal Balance": As of any time of determination, the Original Class A-2 Principal Balance of the Class A-2 Notes, less any amounts actually distributed theretofore as principal thereon to the Class A-2 Notes on all prior Payment Dates.

                  "Class A-2 Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all payments made pursuant to the Class A-2 Policy by the Insurer and in each case not previously repaid to the Insurer pursuant to Section 8.6(c)(vi) hereof plus (ii) interest accrued on each such payment made pursuant to the Class A-2 Policy not previously repaid calculated at the Late Payment Rate from the date the Insurer made the related payment made pursuant to the Class A-2 Policy and (y)(i) any other amounts then due and owing to the Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurer shall notify the Indenture Trustee and the Sponsor of the amount of any Class A-2 Reimbursement Amount.

                  "Class A-2 Scheduled Principal Distribution Amount": On any Payment Date, Principal Collections with respect to the Class A-2 Notes less the HLTV Pool Overcollateralization Reduction Amount.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date": September 30, 1998.

                  "Code": The Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Collateral":  As defined in the Recitals hereof.

                  "Combined Loan-to-Value Ratio": (i) With respect to any HELOC Mortgage Loan as of any date, the percentage equivalent of a fraction, the numerator of which is the sum of (A) the Credit Limit and (B) the outstanding principal balance as of the date of execution of the related Credit Line Agreement (or as of any subsequent date, if any, as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such HELOC Mortgage Loan) of any mortgage loan or mortgage loans that are senior in priority to the HELOC Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the lesser of (C) the Appraised Value of the related Mortgaged Property as set forth in the Mortgage File on such date of execution or on such subsequent date, if any, or (D) in the case of a Mortgaged Property purchased within one year of such date of execution, the purchase price thereof. (ii) With respect to any HLTV Mortgage Loan as of any date, the percentage equivalent of a fraction, the numerator of which is the sum of (W) the Original Principal Balance of the HLTV Mortgage Loan and (X) any outstanding principal balances of mortgage loans senior to such HLTV Mortgage Loan (calculated at the date of origination of the HLTV Mortgage Loan) and the denominator of which is the lesser of (Y) the Appraised Value of the related Mortgaged Property as set forth in the loan files at such date of origination and (Z) in the case of a Mortgaged Property purchased within one year of the origination of the related HLTV Mortgage Loan, the purchase price of such Mortgaged Property.

                  "Controlling Party" means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Indenture Trustee, for so long as an Insurer Default shall have occurred and be continuing; provided, however, that the Insurer's rights as Controlling Party shall be immediately reinstated following the cure of any Insurer Default.

                  "Corporate Trust Office": The Indenture Trustee's office at 3 Park Plaza, 16th Floor, Irvine, California 92614.

                  "Credit Limit": As to any HELOC Mortgage Loan, the maximum principal balance permitted under the terms of the related Credit Line Agreement.

                  "Credit Limit Utilization Rate": As to any HELOC Mortgage Loan, the percentage equivalent of a fraction the numerator of which is the Principal Balance for such HELOC Mortgage Loan and the denominator of which is the related Credit Limit.

                  "Credit Line Agreement": With respect to any HELOC Mortgage Loan, the related home equity line of credit agreement and promissory note executed by the related Mortgagor and any amendment or modification thereof.

                  "Crossover Amount": As defined in Section 8.6(c)(viii).

                  "Cut-Off Date": With respect to each Mortgage Loan, the opening of business on September 1, 1998. With respect to each Qualified Replacement Mortgage, the Replacement Cut-off Date related to such Qualified Replacement Mortgage.

                  "Cut-Off Date Pool Balance": The actual aggregate Principal Balances (calculated as of the Cut-Off date or, if later, the date of origination) of the HELOC Mortgage Loans included in the HELOC Pool as of the Closing Date and of the HLTV Mortgage Loans included in the HLTV Pool as of the Closing Date.

                  "Cut-Off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the related Cut-Off Date.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Minimum Monthly Payment due on such Mortgage Loan.

                  "Default": means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                  "Definitive Notes" has the meaning specified in Section 2.9.

                  "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

                  "Designated Depository Institution": With respect to the Principal and Interest Account, an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated (x) A or better by S&P and (y) A2 or better by Moody's and in one of the two highest short-term rating categories for S&P and Moody's, unless otherwise approved in writing by the Insurer and each of Moody's and S&P, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Insurer, Moody's and S&P and, in each case acting or designated by the Master Servicer as the depository institution for the Principal and Interest Account; provided, however, that any such institution or association shall have combined capital, surplus and undivided profits of at least $100,000,000. Notwithstanding the foregoing, the Principal and Interest Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moody's or BBB or better by S&P and has a short-term rating of A-1 by S&P or better or if such institution has trust powers and the Principal and Interest Account is held by such institution in its trust capacity and not in its commercial capacity.

                  "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date or such earlier day as shall be agreed to by the Insurer and Indenture Trustee.

                  "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds the Class A Notes from time to time as a securities depository.

                  "Draw": With respect to any HELOC Mortgage Loan, an additional borrowing by the Mortgagor subsequent to the related Cut-Off Date in accordance with the related Credit Line Agreement.

                  "Draw Period": With respect to any HELOC Mortgage Loan, the period of time specified in the related Credit Line Agreement whereby a Mortgagor may make a Draw under the related Credit Line Agreement, not to exceed three or five years (as applicable) unless extended pursuant to such Credit Line Agreement and the Sale and Servicing Agreement, such extension to be limited by the provisions set forth in Section 2.4 of the Sale and Servicing Agreement.

                  "Eligible Investments": Those investments so designated pursuant to Section 8.8 hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excess Cashflow": With respect to any Pool and Payment Date, the Available Funds with respect to such Pool for such Payment Date which remain on deposit in the Note Account after taking into account the distributions listed in clauses (i) through (vi) of Section 8.6(c) hereof with respect to such Pool on such Payment Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

                  "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  "First Mortgage Loan": A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

                  "Final Scheduled Payment Date": The Class A-1 Final Scheduled Payment Date or the Class A-2 Final Scheduled Payment Date.

                  "Fixed Allocation Percentage": With respect to the HELOC Mortgage Loans, 98%; with respect to the HLTV Mortgage Loans, 100%.

                  "FNMA": The Federal National Mortgage Association, a federally-chartered and privately- owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "HELOC Available Funds": With respect to any Payment Date, the amount then on deposit in the Note Account with respect to the HELOC Pool, after taking into account the deposits thereto made pursuant to Section 8.6(a) hereof (exclusive of the amount of any related Insured Payment then on deposit in the Note Account), less the sum of the amounts described in clauses (i) and (ii) of
Section 8.6(c) with respect to the HELOC Pool on such Payment Date.

                  "HELOC Cash O/C Amount":  As defined in Section 8.5(a).

                  "HELOC Mortgage Loans": Those Mortgage Loans consisting solely of adjustable-rate home equity revolving credit line loans under the Credit Line Agreements.

                  "HELOC Pool": The pool of HELOC Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to the HELOC Pool, including any Qualified Replacement Mortgages delivered in replacement thereof or Qualified Overcollateralization Mortgage.

                   "HELOC Pool Net Principal Collections": With respect to any Payment Date, the excess of (x) the related Principal Collections with respect to the related Remittance Period over (y) the aggregate principal amount of all Additional Balances arising during such related Remittance Period; provided that in no event will HELOC Pool Net Principal Collections be less than zero with respect to any Payment Date.

                  "HELOC Pool Overcollateralization Amount": As of any Payment Date, the excess, if any, of (x) the HELOC Pool Principal Balance as of such Payment Date over (y) the Class A-1 Principal Balance as of such Payment Date (after taking into account reductions therein on such Payment Date).

                  "HELOC Pool Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the HELOC Pool Specified Overcollateralization Amount applicable to such Payment Date and (ii) the HELOC Pool Overcollateralization Amount applicable to such Payment Date.

                  "HELOC Pool Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the aggregate Class A-1 Principal Balance, after taking into account the payment to the Class A-1 Noteholders of all principal from sources other than the Class A-1 Policy on such Payment Date, exceeds (ii) the HELOC Pool Principal Balance as of such Payment Date.

                  "HELOC Pool Overcollateralization Reduction Amount": As defined in Section 8.5(d)(i) hereof.

                  "HELOC Pool Principal Balance": With respect to any date, the aggregate Principal Balances of the HELOC Mortgage Loans as of such date.

                  "HELOC Pool Specified Overcollateralization Amount": As specified in the Insurance Agreement.

                  "HELOC Principal Balance": As to any HELOC Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any date, the related Cut-Off Date Principal Balance, plus (i) any Additional Balance in respect of such HELOC Mortgage Loan, minus (ii) all collections credited as principal against the HELOC Principal Balance of any such HELOC Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a HELOC Principal Balance of zero as of the first day of the Remittance Period following the Remittance Period in which such HELOC Mortgage Loan becomes a Liquidated Mortgage Loan and at all times thereafter.

                  "HELOC Servicing Fee": With respect to any Payment Date, the product of (i) one-twelfth of the HELOC Servicing Fee Rate and (ii) the aggregate Principal Balance of the HELOC Mortgage Loans on the first day of the Remittance Period preceding such Payment Date (or at the Cut-Off Date with respect to the first Payment Date).

                  "HELOC Servicing Fee Rate": 0.50% per annum.

                  "HELOC Total Available Funds": With respect to any Payment Date, the sum of (i) the HELOC Available Funds, (ii) any Crossover Amount available from the HLTV Pool, and (iii) the HELOC Cash O/C Amount, in each case as of such Payment Date.

                  "HLTV Available Funds": With respect to any Payment Date, the amount then on deposit in the Note Account with respect to the HLTV Pool, after taking into account the deposits thereto made pursuant to Section 8.6(b) hereof (exclusive of the amount of any related Insured Payment then on deposit in the Note Account), less the sum of the amounts described in clauses (i) and (ii) of
Section 8.6(c) with respect to the HLTV Pool on such Payment Date.

                  "HLTV Cash O/C Amount":  As defined in Section 8.5(a).

                  "HLTV Mortgage Loans": Those Mortgage Loans consisting solely of fixed-rate closed-end high-loan-to-value junior Mortgage Loans under the Mortgage Notes.

                  "HLTV Pool": The pool of HLTV Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to the HLTV Pool, including any Qualified Replacement Mortgages delivered in replacement thereof or Qualified Overcollateralization Mortgages.

                  "HLTV Pool Overcollateralization Amount": As of any Payment Date, the excess, if any, of (x) the HLTV Pool Principal Balance as of such Payment Date and (y) the Class A-2 Principal Balance as of such Payment Date (after taking into account reductions therein on such Payment Date).

                  "HLTV Pool Overcollateralization Deficiency Amount": With respect to any Payment Date, the difference, if any, between (i) the HLTV Pool Specified Overcollateralization Amount applicable to such Payment Date and (ii) the HLTV Pool Overcollateralization Amount applicable to such Payment Date.

                  "HLTV Pool Overcollateralization Deficit": With respect to any Payment Date, the amount, if any, by which (i) the aggregate Class A-2 Principal Balance, after taking into account the payment to the Class A-2 Noteholders of the Class A-2 Notes of all principal from sources other than the Class A-2 Policy on such Payment Date, exceeds (ii) the HLTV Pool Principal Balance as of such Payment Date.

                  "HLTV Pool Overcollateralization Reduction Amount": As defined in Section 8.5(d)(ii) hereof.

                  "HLTV Pool Principal Balance": With respect to any date, the aggregate Principal Balances of the HLTV Mortgage Loans as of such date.

                  "HLTV Pool Specified Overcollateralization Amount": As specified in the Insurance Agreement.

                  "HLTV Principal Balance": As to any HLTV Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any date, the related Mortgage Loan Cut-Off Date Principal Balance minus all collections credited as principal against the HLTV Principal Balance of such HLTV Mortgage Loan in accordance with the related Mortgage Note prior to such day. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an HLTV

Principal Balance of zero as of the first day of the Remittance Period following the Remittance Period in which such HLTV Mortgage Loan becomes a Liquidated Mortgage Loan and at all times thereafter.

                  "HLTV Servicing Fee": With respect to any Payment Date, the product of (i) one-twelfth of the HLTV Servicing Fee Rate and (ii) the aggregate Principal Balance of the HLTV Mortgage Loans on the first day of the Remittance Period preceding such Payment Date (or at the Cut-Off Date with respect to the first Payment Date).

                  "HLTV Servicing Fee Rate":  0.75% per annum.

                  "HLTV Total Available Funds": With respect to any Payment Date, the sum of (i) the HLTV Available Funds, (ii) any Crossover Amount available from the HELOC Pool, and (iii) the HLTV Cash O/C Amount, in each case as of such Payment Date.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                  "Holding Trust Agreement": The Trust Agreement, dated as of September 1, 1998, between the Sponsor and the Owner Trustee.

                  "Indebtedness": With respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "Indemnification Agreement": The Indemnification Agreement dated as of September 25, 1998 among the Sponsor, the Originators, the Insurer and the Underwriter.

                  "Indenture" means this Indenture as amended and supplemented from time to time.

                  "Indenture Trustee": Bankers Trust Company of California, N.A., located on the date of execution of this Indenture at 3 Park Plaza, 16th Floor, Irvine, California 92614, not in its individual capacity but solely as Indenture Trustee under this Indenture, and any successor hereunder.

                  "Indenture Trustee's Fee": With respect to any Payment Date, the product of (x) one-twelfth of .015% and (y) the Pool Balance as of the end of the immediately preceding Remittance Period.

                  "Indenture Trustee's Fee Rate":  .015% per annum.

                  "Indenture Trustee Issuer Secured Obligations": All amounts and obligations which the Issuer may at any time owe to the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

                  "Independent": When used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Sponsor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sponsor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed pursuant to an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in the Class A Notes.

                  "Initial Premiums": The two initial premiums as described in the Insurance Agreement payable by AMHC to the Trust to the Insurer in consideration of the delivery to the Indenture Trustee of each of the Policies.

                  "Initial Specified Overcollateralization Amount": The HELOC Pool Initial Specified Overcollateralization Amount and the HLTV Pool Initial Specified Overcollateralization Amount, as set forth in the Insurance Agreement.

                  "Insurance Agreement": As defined on page 1 of this Indenture.

                  "Insurance Policy": Any hazard, title or primary mortgage insurance policy relating to a Mortgage Loan, but shall not include the Policies.

                  "Insurance Proceeds": Proceeds paid by any insurer (other than the Insurer) pursuant to any Insurance Policy covering a Mortgage Loan, or amounts required to be paid by the Master Servicer pursuant to the last sentence of the first paragraph of Section 4.11(b) of the Sale and Servicing Agreement, or the penultimate sentence of Section 4.11(c) of the Sale and Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property,
(iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

                  "Insured Payment": With respect to the related Class of Notes and as of any Payment Date, (i) any related Deficiency Amount and (ii) any related Preference Amount.

                  "Insurer": MBIA Insurance Corporation, a New York stock insurance company, or any successor thereto, as issuer of the Policy.

                  "Insurer Default" means the failure and continuance of such failure by the Insurer to make a payment required under the Class A-1 Policy or the Class A-2 Policy in accordance with the terms thereof.

                  "Insurer Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Insurer under this Indenture, the Insurance Agreement or any other Operative Document.

                  "Interest Accrual Period": With respect to any Payment Date for the Class A-1 Notes, the period from and including the prior Payment Date (or, in the case of the October 1998 Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date, with interest being computed on the basis of the actual number of days in such Interest Accrual Period and a 360-day year. With respect to any Payment Date for the Class A-2 Notes, the period from and including the first day of the prior calendar month to but excluding the first day of the calendar month in which such Payment Date occurs, with interest being computed on the basis of a 30-day month and a 360-day year.

                  "Interest Collections": With respect to any Pool and for any Payment Date, amounts collected during the related Remittance Period, including the portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the related Underlying Mortgage Notes, less the related Servicing Fee for the related Remittance Period.

                  "Interest Determination Date": With respect to any Interest Accrual Period for the Class A- 1 Notes (other than the initial Interest Accrual Period), the second London Business Day preceding such first day of such Interest Accrual Period.

                  "Interest Remittance Amount": With respect to the HELOC Pool, as of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the HELOC Mortgage Loans (net of the HELOC Servicing Fee), except that with respect to Prepaid Installments, interest shall be remitted in the related Remittance Period and (ii) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the HELOC Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to interest). With respect to the HLTV Pool, as of any Remittance Date, the sum, without duplication, of (i) all interest collected by the Master Servicer during the related Remittance Period with respect to the HLTV

Mortgage Loans (net of the HLTV Servicing Fee), except that with respect to Prepaid Installments, interest shall be remitted in the related Remittance Period and (ii) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the HLTV Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to interest).

                  "Issuer" means the party named as such in this Indenture until a successor acceptable to the Insurer replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Issuer Secured Obligations" means the Insurer Issuer Secured Obligations and the Indenture Trustee Issuer Secured Obligations.

                  "Issuer Secured Parties" means each of the Indenture Trustee in respect of the Indenture Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

                  "Late Payment Rate": For any Payment Date, the rate of interest, as it is publicly announced by Citibank, N.A. or its successor at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A. or its successor) plus 2%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

                  "LIBOR": With respect to any Interest Accrual Period for the Class A-1 Notes, the rate determined by the Indenture Trustee on the related Interest Determination Date appearing on the Telerate Screen Page 3750, as of 11:00 AM, London Time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

                  "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

                  "Lifetime Rate Cap": With respect to each HELOC Mortgage Loan for which the related Credit Line Agreement provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such HELOC Mortgage Loan under the terms of the related Credit Line Agreement.

                  "Liquidated Mortgage Loan": As defined in the Sale and Servicing Agreement.

                  "Liquidation Expenses": Expenses which are incurred by the Master Servicer or any Sub- Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Master Servicer or any Sub-Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to the related Mortgage Loan.

                  "Liquidation Proceeds": With respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy but excluding any amounts drawn on the related Policy) recovered by the Master Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

                  "Loan Rate": With respect to any HELOC Mortgage Loan and as of any day, the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Principal Balance of such HELOC Mortgage Loan. With respect to any HLTV Mortgage Loan and as of any day, the per annum rate of interest borne by each HLTV Mortgage Loan applicable to the calculation of interest for such day on the Principal Balance of such HLTV Mortgage Loan.

                  "Loan Rate Cap": With respect to each HELOC Mortgage Loan, the lesser of (i) the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

                  "London Business Day": A day on which banks are open for dealing in foreign currency, and exchange in London and New York City.

                  "Managed Amortization Period": The Period commencing on October 26, 1998 and ending on the earlier to occur of (x) the October, 2001 Payment Date and (y) the Payment Date which immediately precedes the occurrence of a Rapid Amortization Event.

                  "Margin": With respect to each HELOC Mortgage Loan with an adjustable rate, the fixed percentage amount set forth in the related Credit Line Agreement which amount is added to Prime in accordance with the terms of the related Credit Line Agreement to determine, on each Interest Determination Date, the Loan Rate for such HELOC Mortgage Loan, subject to any maximum.

                  "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                  "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer and (ii) which is qualified to service residential mortgage loans.

                  "Minimum Monthly Payment": With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

                  "Monthly Remittance Amount": With respect to the HELOC Pool, as of any Remittance Date, the sum of (i) the Interest Remittance Amount with respect to the HELOC Pool for such Remittance Date and (ii) the Principal Remittance Amount with respect to the HELOC Pool for such Remittance Date. With respect to the HLTV Pool, as of any Remittance Date, the sum of (i) the Interest Remittance Amount with respect to the HLTV Pool for such Remittance Date and
(ii) the Principal Remittance Amount with respect to the HLTV Pool for such Remittance Date.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first or junior lien on an estate in fee simple interest in real property securing an Underlying Mortgage Note.

                  "Mortgage Files": As defined in the Sale and Servicing Agreement.

                  "Mortgage Loans": As defined in the Sale and Servicing Agreement.

                  "Mortgage Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under an HLTV Mortgage Loan.

                  "Mortgagor": The obligor on an Underlying Mortgage Note.

                  "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and unreimbursed Servicing Advances and accrued and unpaid Servicing Fees through the date of liquidation relating to such Liquidated Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan be less than zero.

                  "Note" means a Class A Note.

                  "Note Account": The Note Account established in accordance with Section 8.3 hereof and maintained by the Indenture Trustee.

                  "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note or following the issuance of Definitive Notes, the registered owner of the Notes.

                  "Note Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Note Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

                  "Note Principal Balance": Either the Class A-1 Principal Balance or the Class A-2 Principal Balance, as applicable.

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.3.

                  "Officer's Certificate": A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA
Section 314, and delivered to the Indenture Trustee.

                  "Operative Documents": Collectively, this Indenture, the Trust Agreement, the Holding Trust Agreement, the Sale and Servicing Agreement, the Policies, the Class A Notes, the Purchase Agreement, the Indemnification Agreement and the Insurance Agreement.

                  "Opinion of Counsel" means one or more opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and, if addressed to the Insurer, satisfactory to the Insurer, and which shall comply with any applicable requirements of Section 11.1.

                  "Original Class A Principal Balance":  $107,500.000.

                  "Original Class A-1 Principal Balance":  $67,500,000.

                  "Original Class A-2 Principal Balance":  $40,000,000.

                  "Original Principal Balance": With respect to each Credit Line Agreement, the principal amount of such Credit Line Agreement or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof; and with respect to each Mortgage Note, the principal amount of such Mortgage Note or the mortgage note relating to a Senior Lien, as the case may be, on the date of origination thereof.

                  "Originators": Advanta National Bank and Advanta Finance Corp.

                  "Outstanding": With respect to all Notes, as of any date of determination, all such Notes theretofore executed and delivered hereunder except:

                           (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                           (ii) Notes or portions thereof for which full and final payment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Class A Noteholders of such Notes;

                           (iii) Notes in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Indenture, unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; and

                           (iv) Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided for in
         Section 2.4 hereof;

provided, however, that to the extent of any payments made on the Notes by the Insurer, such Notes shall be deemed to be "Outstanding" for purposes of determining the Insurer's subrogation rights.

                  "Outstanding Amount": The aggregate principal amount of all Notes that are Outstanding at the date of determination.

                  "Overcollateralization Amount": As applicable, the HELOC Pool Overcollateralization Amount or the HLTV Pool Overcollateralization Amount.

                  "Overcollateralization Deficit": As applicable, the HELOC Pool Overcollateralization Deficit or the HLTV Pool Overcollateralization Deficit.

                  "Overcollateralization Reduction Amount": As applicable, the HELOC Pool Overcollateralization Reduction Amount or the HLTV Pool Overcollateralization Reduction Amount.

                  "Owner Trustee": Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

                  "Owner Trustee's Fee": A fee which is separately agreed to between the Sponsor and the Owner Trustee.

                  "Payment Date": Any date on which the Indenture Trustee is required to make distributions to the Class A Noteholders, which shall be the 25th day of each month, commencing in the month following the Closing Date or, if such day is not a Business Day, then on the next succeeding Business Day.

                  "Percentage Interest": As to any Class A Note that percentage, expressed as a fraction, the numerator of which is the Class A Principal Balance of such Class A Note as of the related Cut-Off Date and the denominator of which is the Class A Principal Balance of the related Class A Notes; and as to any Certificate, that Percentage Interest set forth on such Certificate.

                  "Person": Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Policies": The Class A-1 Policy and the Class A-2 Policy.

                  "Policy Claim Amount": With respect to any Payment Date, an amount equal to the related Deficiency Amount plus the related Preference Amount.

                  "Pool":  The HELOC Pool and the HLTV Pool.

                  "Pool Balance": With respect to any date, the HELOC Pool Principal Balance and the HLTV Pool Principal Balance, as applicable, as of such date.

                  "Pool Factor": A seven-digit decimal which the Indenture Trustee shall compute monthly expressing the related Class A Principal Balance as of each Payment Date (after giving effect to any distribution of principal on such Payment Date) as a proportion of the Original Class A Principal Balance for the related Class. On the Closing Date, the Pool Factor for each Pool will be
1.0000000. Thereafter, the Pool Factor shall decline to reflect reductions in the related Class A Principal Balance resulting from distributions of principal to the related Class A Notes.

                  "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preference Amount":  As defined in the Policies.

                  "Premium Amount": With respect to the Class A-1 Notes and as to any Payment Date, the product of (x) one-twelfth of the applicable Premium Percentage and (y) the Class A-1 Principal Balance on such Payment Date (before taking into account any distributions of the Class A-1 Scheduled Principal Distribution Amount to be made on such Payment Date). With respect to the Class A-2 Notes and as to any Payment Date, the product of (x) one-twelfth of the applicable Premium Percentage and (y) the Class A-2 Principal Balance on such Payment Date (before taking into account any distributions on the Class A-2 Scheduled Principal Distribution Amount to be made on such Payment Date.

                  "Premium Percentage":  As defined in the Insurance Agreement.

                  "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

                  "Prepayment": Any payment of principal of a Mortgage Loan which is received by the Master Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Indenture.

                  "Prepayment Interest Shortfall": With respect to any Remittance Period, for each Mortgage Loan that was the subject during the related Remittance Period of a Prepayment, an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan as of the first day of such Remittance Period at a per annum rate equal to the applicable Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the applicable Servicing Fee over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Prepayment less the applicable Servicing Fee for such Mortgage Loan in such month.

                  "Preservation Expenses": Expenditures made by the Master Servicer or any Sub-Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

                  "Prime": The "prime" rate of interest charged from time to time as set forth in the related Credit Line Agreement.

                  "Principal and Interest Account": Collectively, each principal and interest account created by the Master Servicer or any Sub-Servicer pursuant to Section 4.8(a) of the Sale and Servicing Agreement or pursuant to any Sub-Servicing Agreement.

                  "Principal Balance": As of any date, the HELOC Principal Balance and the HLTV Principal Balance.

                  "Principal Collections": With respect to a Pool and as to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting principal (including, but not limited to Substitution Amounts and any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, but excluding Foreclosure Profits) collected by the Master Servicer with respect to such Pool under the related Mortgage Loans during the related Remittance Period. The terms of the related Underlying Mortgage Notes shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

                  "Principal Remittance Amount": With respect to a Pool and as of any Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Master Servicer with respect to the related Mortgage Loans during the related Remittance Period, (ii) the related Principal Balance of each such Mortgage Loan that either was repurchased by the relevant Originator or purchased by the Master Servicer on such Remittance Date, to the extent such related Principal Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts delivered by the related Originator in connection with a substitution of a Mortgage Loan, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on such Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the related Mortgage Loans during the related Remittance Period (to the extent such Liquidation Proceeds related to principal).

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Prospectus": That certain Prospectus dated September 15, 1998 naming Advanta Mortgage Conduit Services, Inc. and Advanta Mortgage Corp. USA as registrants and describing certain mortgage loan asset-backed securities to be issued from time to time as described in related Prospectus Supplements.

                  "Prospectus Supplement": That certain Prospectus Supplement dated September 25, 1998, describing the Class A Notes issued by the Trust.

                  "Purchase Agreement" means the Purchase Agreement dated as of September 1, 1998 between the Originators and the Sponsor with respect to the Mortgage Loans.

                  "Rapid Amortization Commencement Date": The earlier of (i) the Payment Date in October, 2001 and (ii) the Payment Date next succeeding the Remittance Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 12.1.

                  "Rapid Amortization Event": As defined in Section 12.1.

                  "Rapid Amortization Period": The period which follows the earlier to occur of (x) the end of the Managed Amortization Period and (y) the occurrence of a Rapid Amortization Event.

                  "Rating Agency" means Moody's and Standard & Poor's. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's, and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's, and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

                  "Realized Loss": As to any Liquidated Mortgage Loan, the amount, if any, by which the related Principal Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon.

                  "Record Date": With respect to each Payment Date, the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

                  "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.1(a), the Payment Date specified by the Master Servicer or the Issuer pursuant to Section 10.2(a).

                  "Redemption Price" means, in the case of a redemption of the Notes pursuant to Section 10.1(a), an amount equal to the unpaid principal amount of the then outstanding principal amount of each class of Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date plus all amounts then due and owing to the Insurer.

                  "Reference Bank Rate" shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date.

                  "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Originators or any affiliate thereof, (iii) whose quotations appear on the Telerate Screen Page 3750 on the relevant Interest Determination Date and (iv) which have been designated as such by the Indenture Trustee.

                  "Registration Statement": The Registration Statement filed by the Sponsor with the Securities and Exchange Commission, including all amendments thereto and including the Prospectus and the Prospectus Supplement relating to the Class A Notes constituting a part thereof.

                  "Relief Act Shortfall": With respect to any Remittance Period, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Remittance Period as a result of the application of the Civil Relief Act, the amount, if any, by which
(i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the rate equal to the sum of the applicable Class A Interest Rate.

                  "Remittance Date": Any date on which the Master Servicer is required to remit monies on deposit in the Principal and Interest Account to the Indenture Trustee, which shall be the 18th day or, if such day is not a Business Day, the next preceding Business Day, of each month, commencing in the month following the month in which the Closing Date occurs.

                  "Remittance Period": As to any Payment Date, the calendar month preceding the month of such Payment Date.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer or any Sub-Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

                  "Representation Letter" shall mean letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Notes registered in the Register under the nominee name of the Depository.

                  "Reserve Account": That certain account established pursuant to Section 8.3 of the Indenture.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of September 1, 1998, among Advanta Holding Trust, the Issuer, the Sponsor, the Master Servicer and the Indenture Trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                  "Schedule of Mortgage Loans": The Schedule of Mortgage Loans, attached hereto as Schedule I.

                  "Second Mortgage Loan": A Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Servicing Advance": As defined in the Sale and Servicing Agreement.

                  "Specified Overcollateralization Amount": As applicable, the HELOC Pool Specified Overcollateralization Amount or the HLTV Pool Specified Overcollateralization Amount.

                  "Sponsor": Advanta Mortgage Conduit Services, Inc., a Delaware Corporation.

                  "Standard & Poor's": Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Substitution Amount": In connection with the delivery of any Qualified Replacement Mortgage, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the related Principal Balance of the Mortgage Loan being replaced as of such Replacement Cut-Off Date, an amount equal to such difference together with accrued and unpaid interest on such amount calculated at the Loan Rate net of the related Servicing Fee, if any, of the Mortgage Loan being replaced.

                  "Telerate Screen Page 3750": The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Date" means the latest of (i) the termination of the Policies and the return of the Policies to the Insurer for cancellation,
(ii) the date on which the Insurer shall have received payment and performance of all Insurer Issuer Secured Obligations and (iii) the date on which the Indenture Trustee shall have received payment and performance of all Indenture Trustee Issuer Secured Obligations.

                  "Trust": Advanta Home Equity Loan Trust 1998-B.

                  "Trust Agreement": The Trust Agreement, dated as of September 1, 1998, among the Sponsor, Advanta Holding Trust and the Owner Trustee.

                  "Trust Estate": Collectively, all money, instruments and other property, to the extent such money, instruments and other property are subject or intended to be held in trust, and in the subtrusts, for the benefit of the Class A Noteholders and the Insurer, including all proceeds thereof including, without limitation, the following: (i) the Mortgage Loans, including Qualified Replacement Mortgages and Qualified Overcollateralization Mortgages; (ii) such amounts, including Eligible Investments, as from time to time may be held in all Accounts (except any investment earnings on the amounts from time to time held in the Principal and Interest Account); (iii) any Mortgaged Property that has been acquired on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer or any Sub-Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust; (iv) any Insurance Policies relating to the Mortgage Loans and any rights of the Trust or the Sponsor under any Insurance Policies; (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan; and (vi) the Policies.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "Underlying Mortgage Notes": The Credit Line Agreements and the Mortgage Notes.

                  "Underwriter": Bear Stearns & Co. Inc.

                  "Unpaid Class A-1 Note Interest Shortfall": As of any Payment Date, the amount, if any, by which (x) the Class A-1 Interest Distribution Amount for the prior Payment Date, plus the Unpaid Class A-1 Note Interest Shortfall, if any, with respect to such prior Payment Date, exceeded (y) the amount actually distributed to the Noteholders pursuant to Section 8.6(c)(iii) on such prior Payment Date.

                  "Unpaid Class A-2 Note Interest Shortfall": As of any Payment Date, the amount, if any, by which (x) the Class A-2 Interest Distribution Amount for the prior Payment Date, plus the Unpaid Class A-2 Note Interest Shortfall, if any, with respect to such prior Payment Date, exceeded (y) the amount actually distributed to the Noteholders pursuant to Section 8.6(c)(iii) on such prior Payment Date.

                  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or the Trust Agreement.

                  SECTION 1.2. Incorporation by Reference of the Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "Indenture Trustee" or "institutional trustee" means the
                   Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, or defined by Commission rule have the meaning assigned to them by such definitions.

                  SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

              (i)          a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

              (iii)        "or" is not exclusive;

              (iv)         "including" means "including without limitation"; and

              (v) words in the singular include the plural and words in the plural include the singular.

                  SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Indenture refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholder of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders.

                  SECTION 1.5. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be part of and govern this Indenture, the latter provision shall control and all provisions required by the TIA are hereby incorporated by reference. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provisions shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                                   ARTICLE II.

                                    The Notes

                  SECTION 2.1. Form. The Class A-1 Notes and the Class A-2 Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibit A and Exhibit B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                  SECTION 2.2. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be original or facsimile.

                  Notes bearing the original or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  The Indenture Trustee, upon receipt of a written Issuer Order, shall authenticate and deliver the Class A-1 Notes and the Class A-2 Notes for original issue in an aggregate principal amount of $107,500,000. The Class A Notes outstanding at any time may not exceed such amounts except as provided in
Section 2.6.

                  Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1000 and in integral multiples of $1,000 in excess thereof.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears attached to such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate attached to any

Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Subject to Section 2.11, the Notes shall be Book-Entry Notes.

                  SECTION 2.3. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

                  If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

                  Upon surrender for registration or transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, and if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute or cause the Indenture Trustee to authenticate one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount. A Noteholder may also obtain from the Indenture Trustee, in the name of the designated transferee or transferees one or more new Notes, in any authorized denominations, of the same class and a like aggregate principal amount. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-401 of the UCC.

                  At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same class and a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, and if the requirements of Section 8-401(1) of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate the Notes which the Noteholder making the exchange is entitled to receive. Such requirements shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-401 of the UCC.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in the form attached to Exhibit A and Exhibit B, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Note Registrar may require.

                  No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.4 or 9.6 not involving any transfer.

                  The Note Registrar shall not register the transfer of a Note unless the transferee has delivered a representation letter in form and substance satisfactory to the Note Registrar to the effect that either (i) the transferee is not an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Section 4975 of the Code and is not acting on behalf of or investing the assets of any such plan or arrangement or
(ii) the transferee's acquisition and continued holding of the Note qualifies for exemptive relief under a prohibited transaction class exemption issued by the U.S. Department of Labor. Each transferee of a Book-Entry Note shall be deemed to make one of the foregoing representations.

                  SECTION 2.4. Mutilated, Destroyed, Lost or Stolen Notes. If
(i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Insurer such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and the Insurer harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of
Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note (such requirement shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance by the Issuer with Section 8-405); provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, the Issuer may, instead of issuing a replacement Note, direct the Indenture Trustee, in writing, to pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

                  Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.5. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee and the Insurer may treat the Person in whose name any Note is registered (as of the related Record Date) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Insurer, the Indenture Trustee nor any agent of the Issuer, the Insurer or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.6. Payment of Principal and Interest; Defaulted Interest. (a) The Notes shall accrue interest as provided herein, and such amount shall be due and payable on each Payment Date as specified herein. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the related Final Scheduled Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1(a)) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

                  (b) Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

                  (c) If the Issuer defaults in a payment of interest on any Class of Class A Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate to the extent lawful. The Issuer may pay such defaulted interest to the Persons who are related Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  (d) Promptly following the date on which all principal of and interest on the Notes has been paid in full and the Notes have been surrendered to the Indenture Trustee, the Indenture Trustee shall, upon written notice from the Master Servicer of the amounts, if any, that the Insurer has paid in respect of any Class of Class A Notes under the related Policy or otherwise which has not been reimbursed to it, deliver such surrendered Notes to the Insurer to the extent not previously cancelled or destroyed.

                  SECTION 2.7. Cancellation. Subject to Section 2.6(d), all Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. Subject to Section 2.6(d), the Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. Subject to Section 2.6(d), all canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION 2.8. Release of Collateral. The Indenture Trustee shall, on or after the Termination Date, release any remaining portion of the Trust Estate from the lien created by this Indenture and deposit in the Note Account any funds then on deposit in any other Account. The Indenture Trustee shall release property from the lien created by this Indenture pursuant to this
Section 2.8 only upon receipt by it of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.1.

                  SECTION 2.9. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company or its custodian, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.11:

              (i) the provisions of this Section shall be in full force and effect;

              (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

              (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

              (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

              (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee; and

              (vi) Note Owners may receive copies of any reports sent to Noteholders pursuant to this Indenture, upon written request, together with a certification that they are Note Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Indenture Trustee at the Corporate Trust Office.


                  SECTION 2.10. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

                  SECTION 2.11. Definitive Notes. If (i) the Master Servicer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of a Rapid Amortization Event, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Notes advise the Indenture Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.


                                  ARTICLE III.

                                    Covenants

                  SECTION 3.1. Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be distributed all amounts on deposit in the Note Account on a Payment Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Class A-1 Notes, to Class A-1 Noteholders and for the benefit of the Class A-2 Notes, to Class A-2 Noteholders. Amounts properly withheld under the Code or any applicable state tax laws by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION 3.2. Maintenance of Office or Agency. The Issuer will maintain in Irvine, California, an office or agency where Notes may be surrendered for registration, transfer or exchange of the Notes, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 3.3. Money for Payments to be Held in Trust. The Issuer will cause each Note Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Insurer an instrument in which such Note Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Note Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Note Paying Agent will:

              (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

              (ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

              (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Note Paying Agent;

              (iv) immediately resign as a Note Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Note Paying Agent at the time of its appointment; and

              (v) comply with all requirements of the Code and any applicable state tax laws with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Note Paying Agent to pay to the Indenture Trustee all sums held in trust by such Note Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Note Paying Agent; and upon such a payment by any Note Paying Agent to the Indenture Trustee, such Note Paying Agent shall be released from all further liability with respect to such money.

                  Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Note Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request, and shall be deposited by the Indenture Trustee in the Note Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Note Paying Agent with respect to such trust money shall thereupon cease.

                  SECTION 3.4. Existence. Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Trust Estate, the Notes, and each other instrument or agreement included in the Trust Estate.

                  SECTION 3.5. Protection of Trust Estate. The Issuer intends the security interest granted pursuant to this Indenture in favor of the Issuer Secured Parties to be prior to all other liens in respect of the Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, a first lien on and a first priority, perfected security interest in the Trust Estate. The Issuer will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

              (i) Grant more effectively all or any portion of the Trust Estate;

              (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Issuer Secured Parties created by this Indenture or carry out more effectively the purposes hereof;

              (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

              (iv) enforce any of the Collateral;

              (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee in such Trust Estate against the claims of all persons and parties; and

              (vi) pay all taxes or assessments levied or assessed upon the Trust Estate when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section; provided that, such designation shall not be deemed to create a duty in the Indenture Trustee or the Indenture Trustee to monitor the compliance of the Issuer with respect to its duties under this Section 3.5 or the adequacy of any financing statement, continuation statement or other instrument prepared by the Issuer.

                  SECTION 3.6. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Insurer an Opinion of Counsel addressed to the Insurer stating that, in the opinion of such counsel, such actions have been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Trustee, for the benefit of the Issuer Secured Parties, created by this Indenture.

                  (b) Within 90 days after the beginning of each calendar year, beginning with the first calendar year beginning more than six months after the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Insurer, an Opinion of Counsel addressed to each either stating that, in the opinion of such counsel, such actions have been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel, no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

                  SECTION 3.7. Performance of Obligations; Servicing of Mortgage Loans.

                  (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Operative Documents or such other instrument or agreement.

                  (b) The Issuer may contract with other Persons acceptable to the Insurer to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Insurer in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Master Servicer to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Operative Documents and in the instruments and agreements included in the Trust Estate, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement or any other Operative Document in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Operative Document or any provision thereof without the consent of the Insurer, the Holders of at least a majority of the Outstanding Amount of the Notes or the Indenture Trustee (with the consent of the Insurer).

          (d) If an Authorized Officer of the Owner Trustee shall have actual knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Insurer and the Rating Agencies thereof in accordance with Section 11.4, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If an Event of Servicing Termination shall arise from the failure of the Master Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy (or cause to be remedied) such failure.

          (e) The Issuer agrees that it will not waive timely performance or observance by the Master Servicer or the Sponsor of their respective duties under the Operative Documents (x) without the prior consent of the Insurer or
(y) the Insurer has consented to such waiver but the effect thereof would adversely affect the Holders of the Notes.

                  SECTION 3.8. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

              (i) except as expressly permitted by this Indenture or the Operative Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, without the consent of the Insurer (provided, that if an Insurer Default has occurred and is continuing, the Noteholders representing 66-2/3% of the Noteholders may direct the Indenture Trustee to sell or dispose of the Trust Estate if the Indenture Trustee receives the Liquidation Price, as described in Section 12.1).

              (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder or the Insurer by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

              (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Mortgaged Property and arising solely as a result of an action or omission of the related Mortgagor), (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate or (D) amend, modify or fail to comply with the provisions of the Operative Documents without the prior written consent of the Insurer, which consent may not be unreasonably withheld.

                  SECTION 3.9. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, within 90 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended December 31, 1998), and otherwise in compliance with the requirements of TIA
Section 314(a)(4) an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that

              (i) a review of the activities of the Issuer during such year and of performance under this Indenture has been made under such Authorized Officer's supervision; and

              (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  SECTION 3.10. Issuer May Not Consolidate or Transfer Assets.
(a) The Issuer may not consolidate or merge with or into any other Person.

                  (b) Except as otherwise provided in the Sale and Servicing Agreement, and unless the Insurer has otherwise consented, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate, to any Person.

                  SECTION 3.11. No Other Business. The Issuer shall not engage in any business other than purchasing, owning, selling and managing the Mortgage Loans and other assets in the manner contemplated by this Indenture and the Operative Documents and activities incidental thereto.

                  SECTION 3.12. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for (i) the Notes, (ii) obligations owing from time to time to the Insurer under the Insurance Agreement and (iii) any other Indebtedness permitted by or arising under the Operative Documents except that the Issuer shall not incur any Indebtedness that would cause it, or any portion thereof, to be treated as a "taxable mortgage pool" under Section 7701(i) of the Code. The proceeds of the Notes shall be used exclusively to fund the Issuer's purchase of the Mortgage Loans and the other assets specified in the Sale and Servicing Agreement and to pay the Issuer's organizational, transactional and start-up expenses.

                  SECTION 3.13. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become continently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.14. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.15. Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any Operative Document.

                  SECTION 3.16. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Master Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Master Servicer, the Owner Trustee, the Indenture Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, this Indenture, or Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Note Account or the Reserve Account except in accordance with this Indenture and the Operative Documents.

                  SECTION 3.17. Notice of Events of Default and Events of Servicing Termination. Upon a Responsible Officer of the Owner Trustee having actual knowledge thereof, the Issuer agrees to give the Indenture Trustee, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder or Event of Servicing Termination under the Sale and Servicing Agreement.

                  SECTION 3.18. Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.19. Amendments of Sale and Servicing Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 9.01 of the Sale and Servicing Agreement or Section 11.1 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee, the Insurer or the Holders of the Notes consent to amendments thereto as provided therein.

                  SECTION 3.20. Income Tax Characterization. For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of Advanta Holding Trust and hereby instructs the Indenture Trustee to treat the Notes as indebtedness of Advanta Holding Trust for federal and state tax reporting purposes.

                                   ARTICLE IV.

                           Satisfaction and Discharge

            SECTION 4.1. Satisfaction and Discharge of Indenture. Upon payment in full of the Notes, this Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13 and 3.20, (v) the
rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand in the form of an Issuer Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

            (A) either

            (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and the Policy has terminated and been returned to the Insurer for cancellation and all amounts owing to the Insurer have been paid in full; or

            (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                  (i) have become due and payable,

                  (ii) will become due and payable at their respective Final
            Scheduled Payment Dates within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

      and in the case of (i), (ii) or (iii) above

            (A) the Issuer, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at their respective Final Scheduled Payment Dates or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

            (B) the Issuer has paid or caused to be paid all Insurer Issuer Secured Obligations and all Indenture Trustee Issuer Secured Obligations; and

            (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and if required by the TIA, the Indenture Trustee or the Insurer an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
Section 11.1(a) and each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with.

            SECTION 4.2. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Note Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

            SECTION 4.3. Repayment of Monies Held by Note Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Note Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Note Paying Agent shall be released from all further liability with respect to such monies.


                                   ARTICLE V.

                              Defaults and Remedies

            SECTION 5.1. Event of Default. "Event of Default," wherever used herein, means, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) With respect to the Class A-1 Notes issued hereunder, a Rapid Amortization Event as described in Article XII hereof.

            (b) With respect to the Class A-2 Notes issued hereunder,

                  (i) if the Issuer shall, with respect to a Payment Date, default in the payment on any Payment Date of the Class A-2 Interest Distribution Amount and the

      HLTV Pool Overcollateralization Deficit or fail to pay the Class A-2 Notes in full on or before the Class A-2 Final Scheduled Payment Date (and in the case of any such default, such default or failure shall continue for a period of 5 days unremedied);

                  (ii) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses (i) through (iii) of Section 3.8;

                  (iii) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Insurer by the Indenture Trustee at the direction of the Insurer, or to the Issuer and the Indenture Trustee by the Holders of Class A-2 Notes representing at least 25% of the Outstanding Amount of the Class A-2 Notes, with the prior written consent of the Insurer, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (iv) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing, delivered by the Issuer pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer and the Insurer by the Indenture Trustee at the direction of the Insurer, or to the Issuer and the Indenture Trustee by the Holders of Class A-2 Notes representing at least 25% of the Outstanding Amount of the Class A-2 Notes, with the prior written consent of the Insurer, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; provided, however, that in the event that there exists a remedy of the Noteholders with respect to any such breach that consists of a purchase obligation, repurchase obligation or right to substitute under the Operative Documents, then such purchase obligation, repurchase obligation or right to substitute shall be the sole remedy of the Noteholders with respect to such breach and shall not constitute an Event of Default hereunder;

                  (v) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (vi) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

      The payment by the Insurer of any Insured Payment in an amount sufficient to cover the related Deficiency Amount pursuant to the Class A-2 Policy in respect of any Payment Date shall, at the option of the Insurer, constitute an Event of Default with respect to the Class A-2 Notes.

            SECTION 5.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs with respect to the Class A-2 Notes and is continuing, then and in every such case, but with the consent of the Insurer in the absence of an Insurer Default, the Indenture Trustee may, and on request of the Insurer or the Holders of Class A-2 Notes representing not less than 50% of the Outstanding Amount of the Class A-2 Notes (with the consent of the Insurer), shall, declare all the Class A-2 Notes to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Class A-2 Noteholders), and upon any such declaration such Notes, in an amount equal to the Outstanding Amount of the Class A-2 Notes, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable, all subject to the prior written consent of the Insurer in the absence of an Insurer Default.

            At any time after such a declaration of acceleration of maturity of the Class A-2 Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided the Insurer or the Holders of Class A-2 Notes representing more than 50% of the Outstanding Amount of the Class A-2 Notes, with the prior written consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

            (1) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A) all payments of principal of, and interest on, all Class A-2 Notes and all other amounts that would then be due hereunder or upon such Class A-2 Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

            (2) all Events of Default with respect to the Class A-2 Notes, other than the nonpayment of the principal of Class A-2 Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.20.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. Subject to the following sentence, if an Event of Default with respect to the Class A-2 Notes occurs and is continuing, the Indenture Trustee may, with the prior written consent of the Insurer and shall, at the direction of the Insurer, proceed to protect and enforce its rights and the rights of the Class A-2 Noteholders and the Insurer by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Class A-2 Noteholders and the Insurer or any Class A-2 Noteholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Class A-2 Notes in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Class A-2 Notes may be sought or obtained by the Indenture Trustee or any Class A-2 Noteholder against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Article V including reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

            SECTION 5.4. Remedies. (a) With respect to the Class A-1 Notes, if a Rapid Amortization Event as described in Article XII shall have occurred and be continuing, the Rapid Amortization Period shall immediately commence and the Class A-1 Noteholders shall be entitled on each Payment Date to an amount equal to the Class A-1 Maximum Principal Payment. The rights contained in this Article V are in addition to any rights which the Class A-1 Noteholders possess pursuant to Article XII.

          (a)

          (b) If an Event of Default with respect to the Class A-2 Notes shall have occurred and be continuing and the Class A-2 Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee, at the direction of the Insurer may, for the benefit of the Class A-2 Noteholders and the Insurer, do one or more of the following:

            (i) institute Proceedings for the collection of all amounts then payable on the Class A-2 Notes, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections 3.1 and 5.3;

            (ii) sell the Trust Estate related to the HLTV Mortgage Loans or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

            (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate related to the HLTV Mortgage Loans;

            (iv) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Class A-2 Notes and the Insurer hereunder; and

            (v) refrain from selling the Trust Estate related to the HLTV Mortgage Loans and apply all related Monthly Remittance Amounts pursuant to Section 5.7.

            SECTION 5.5. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Class A-2 Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Class A-2 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall, at the direction of the Insurer, be entitled and empowered, by intervention in such Proceeding or otherwise to:

            (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Class A-2 Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Class A-2 Noteholders and the Insurer allowed in such Proceeding, and

            (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Class A-2 Noteholder and the Insurer to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Class A-2 Noteholders and the Insurer, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Class A-2 Noteholder or the Insurer any plan of reorganization, arrangement, adjustment or composition affecting any of the Class A-2 Notes or the rights of any Holder thereof, or the Insurer, or to authorize the Indenture Trustee to vote in respect of the claim of any Class A-2 Noteholder or the Insurer in any such Proceeding. Any plan of reorganization, arrangement, adjustment or composition relative to the Issuer or any other obligor upon any of the Class A-2 Notes or the property of the Issuer or of such obligor or their creditors and affecting the Class A-2 Notes or the rights of the Insurer under this Indenture or the Insurance Agreement must be acceptable to the Insurer and, as long as no Insurer Default exists and is continuing, the Insurer shall be entitled to exercise the voting rights of the Holders of the Class A-2 Notes regarding such plan, reorganization, arrangement, adjustment or composition.

            SECTION 5.6. Indenture Trustee May Enforce Claims Without Possession of Class A-2 Notes. All rights of action and claims under this Indenture or any of the Class A-2 Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Class A-2 Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee, at the direction of the Insurer, shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Class A-2 Notes and the Insurer in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to clause (i) Section 5.7.

            SECTION 5.7. Application of Money Collected. If the Class A-2 Notes have been declared due and payable following an Event of Default with respect to the Class A-2 Notes and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Class A-2 Notes pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for the Class A-2 Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, the Notes, upon presentation and surrender thereof:

            (i) first, to the Indenture Trustee any unpaid Indenture Trustee's Fees related to the Class A-2 Notes then due and any other amounts payable and due to the Indenture Trustee under this Indenture, including any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article;

            (ii) second, to the Servicer, any amounts required to pay the Servicer for any unpaid HLTV Servicing Fees related to the HLTV Mortgage Loans then due and, upon the final liquidation of the related Mortgage Loan or the final liquidation of the Trust Estate related to the HLTV Mortgage Loans, Servicing Advances including Nonrecoverable Advances related to the HLTV Mortgage Loans previously made by, and not previously reimbursed or retained by, the Servicer;

            (iii) third, to the payment of the Class A-2 Interest Distribution Amount then due and unpaid upon the Outstanding Amount of the Class A-2 Notes through the day preceding the date on which such payment is made;

            (iv) fourth, to the payment of the Class A-2 Principal Balance then due and unpaid upon the Outstanding Amount of the Class A-2 Notes;

            (v) fifth, to the payment of the Insurer, as subrogee to the rights of the Noteholders, without duplication, the sum of (A) the Class A-2 Reimbursement Amount, if any, then due to it and (B) the amount of any unpaid Premium Amounts related to the Class A-2 Notes then due, together with interest thereon at the "Late Payment Rate" specified in the Insurance Agreement from the date such amounts were due; and

            (vi) sixth, to the Certificateholders, any amount remaining on deposit in the Note Account with respect to the HLTV Pool.

            SECTION 5.8. Limitation of Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) with respect to the Class A-1 Notes, such Holder has previously given written notice to the Indenture Trustee of a continuing Rapid Amortization Event and with respect to the Class A-2 Notes, such Holder has previously given notice to the Indenture Trustee and the Insurer of a continuing Event of Default;

            (ii) the Holders of not less than 25% of the Outstanding Amount of the related Notes have made written request to the Indenture Trustee to institute such proceeding with respect to the Class A-1 Notes in respect of such Rapid Amortization Event in its own name as Indenture Trustee hereunder and with respect to the Class A-2 Notes, in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the related Notes; and

            (vi) an Insurer Default shall have occurred and be continuing;

it being understood and intended that no Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

            In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of related Notes, each representing less than a majority of the Outstanding Amount of the related Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

            SECTION 5.9. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption
Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

            SECTION 5.10. Restoration of Rights and Remedies. If the Controlling Party or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Insurer, the Indenture Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such proceeding had been instituted.

            SECTION 5.11. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Controlling Party or to the related Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.12. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, Controlling Party or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

            SECTION 5.13. Control by Noteholders. If the Indenture Trustee is the Controlling Party, the Holders of a majority of the Outstanding Amount of the related Notes, with the consent of the Insurer, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee pursuant to Section 12.1 with respect to the related Notes or exercising any trust or power conferred on the Indenture Trustee; provided that

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;


            (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any related Noteholders not consenting to such action.

            SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Insurer, any Noteholder, or group of Noteholders with the prior written consent of the Insurer, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or
(c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

            SECTION 5.15. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 5.16. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.

            SECTION 5.17. Performance and Enforcement of Certain Obligations.
(a) Promptly following a request from the Indenture Trustee (at the direction of the Insurer) to do so and at the Master Servicer's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Sponsor and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Sponsor or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Sponsor or the Master Servicer of each of their obligations under the Sale and Servicing Agreement.

          (b) If the Indenture Trustee is a Controlling Party and if an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the written direction of the Holders of 66-2/3% of the Outstanding Amount of the related Class of Class A Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sponsor or the Master Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Sponsor or the Master Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

            SECTION 5.18. Subrogation. The Indenture Trustee shall receive as attorney-in-fact of each Noteholder any Insured Payment from the Insurer pursuant to the Class A-1 Policy or the Class A-2 Policy, as the case may be. Any and all Insured Payments disbursed by the Indenture Trustee from claims made under the related Policy shall not be considered payment by the Trust, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to any Class of Class A Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to any Class of Class A Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to such Class of Class A Notes which are then due for payment to the extent of all payments made by the Insurer. In addition to the rights of the Insurer set forth in Section 11.20 hereof, the Insurer may exercise any option, vote, right, power or the like with respect to such Class of Class A Notes to the extent that it has made payment pursuant to the related Policy.

            SECTION 5.19. Preference Claims. (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the related Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the related Policy. The Indenture Trustee shall furnish to the Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the related Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order (as defined in the related Policy) and not to the Indenture Trustee or any Noteholder directly.

          (b) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.18, the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

            SECTION 5.20. Waiver of Past Defaults. The Insurer or the Holders of Notes representing more than 50% of the aggregate Class A Principal Balance of the Outstanding Notes on the applicable Record Date may on behalf of the Holders of all the Notes, and with the consent of the Insurer, waive any past Default hereunder and its consequences, except a Default:

            (a) in the payment of principal or any installment of interest on any Note; or

            (b) in respect of a covenant or provision hereof that under Section
9.2 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                                   ARTICLE VI.

                              The Indenture Trustee

            SECTION 6.1. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and the Operative Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee is acting as Master Servicer, it shall use the same degree of care and skill as is required of the Master Servicer under the Sale and Servicing Agreement.

            (b) Except during the continuance of an Event of Default:

                  (i) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

            (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13; and

                  (iv) the Indenture Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 5.1 of the Sale and Servicing Agreement unless a Responsible Officer of the Indenture Trustee at the Corporate Trust Office obtains actual knowledge of such failure or occurrence or the Indenture Trustee receives written notice of such failure or occurrence from the Master Servicer, the Insurer or the Holders of Class A Notes evidencing Voting Rights aggregating not less than 51%.

            (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

            (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

            (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            (g) The Indenture Trustee shall, upon two Business Days' prior written notice to the Indenture Trustee, permit any representative of the Insurer, during the Indenture Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Notes, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Notes.

            (h) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under the Sale and Servicing Agreement.

            (i) The Indenture Trustee shall, and hereby agrees that it will, hold the Policies in trust, and will hold any proceeds of any claim on the Policies in trust solely for the use and benefit of the Noteholders.

            (j) In no event shall Bankers Trust Company of California, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

            SECTION 6.2. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

            (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

            (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

            (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel selected by it with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Notes or the Controlling Party, pursuant to the provisions of this Indenture, unless such Holders of Notes or the Controlling Party shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of a Rapid Amortization Event, Event of Default or Event of Servicing Termination as defined in the Sale and Servicing Agreement (that has not been cured or waived), exercise the rights and powers vested in it by this Indenture or the Sale and Servicing Agreement with reasonable care and skill.

            (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture or the Sale and Servicing Agreement, the Indenture Trustee may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee shall be reimbursed by the Person making such request upon demand.

            (h) The Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as, and only to the extent that, the Indenture Trustee may be required to act as Master Servicer.

            SECTION 6.3. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

            SECTION 6.4. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

            SECTION 6.5. Notice of Defaults. If an Event of Default, an Event of Servicing Termination or any other Default occurs and is continuing and if it is either known by, or written notice of the existence thereof has been delivered to, a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and to the Insurer of such event within 10 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

            SECTION 6.6. Reports by Indenture Trustee to Holders. Upon written request, the Note Paying Agent or the Master Servicer shall on behalf of the Issuer deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its Federal and state income tax returns required by law.

            SECTION 6.7. Compensation and Indemnity. Pursuant to Section 8.6(c)(i) and subject to Section 6.18 herein, the Issuer shall, or shall cause the Master Servicer to, pay to the Indenture Trustee, on each Payment Date, reasonable compensation for its services rendered hereunder. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Pursuant to Section 8.6(c)(xii) herein, the Issuer shall cause the Master Servicer to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of any of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Master Servicer pursuant to
Section 4.5(b) of the Sale and Servicing Agreement and held harmless against any loss, liability, or expense incurred or paid to third parties in connection with the acceptance or administration of its trusts hereunder or the Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee's duties hereunder or by reason of reckless disregard of the Indenture Trustee's obligations and duties hereunder.

            SECTION 6.8. Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer and the Insurer by written notice. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee (approved in writing by the Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of such instrument shall be delivered to the resigning Indenture Trustee (who shall deliver a copy to the Master Servicer) and one copy to the successor Trustee. The Issuer may (with the prior written consent of the Insurer) and, at the request of the Insurer shall, remove the Indenture Trustee, if:

            (i) the Indenture Trustee fails to comply with Section 6.11;

            (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

            (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

            (iv) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

            (v) the Indenture Trustee otherwise becomes incapable or is prohibited by law from, acting.

            If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer. If the Issuer fails to appoint such a successor Indenture Trustee, the Insurer may appoint a successor Indenture Trustee.

            A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

            If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee acceptable to the Insurer.

            If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Insurer.

            Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to Section 6.8.

            Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Master Servicer's indemnity obligations under
Section 6.7 shall continue for the benefit of the retiring Indenture Trustee and the Master Servicer shall pay any amounts owing to the Indenture Trustee.

            SECTION 6.9. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

            SECTION 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Indenture Trustee with the consent of the Insurer shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust (including, for purposes of this Section 6.10, all or any part of the Trust Estate), and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Trust, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof. The Indenture Trustee shall remain primarily liable for the actions of any co-trustee.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

            (iii) the Indenture Trustee and the Master Servicer acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Indenture Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder, and such fees shall not be a responsibility of the Trust.

            SECTION 6.11. Eligibility: Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to


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exercise corporate trust powers, subject to supervision or examination by the
United States of America or any such State having a rating or ratings acceptable to the Insurer or, in the event of an Insurer Default, the Sponsor and having
(x) short-term, unsecured debt rated at least A-1 by Moody's (or such lower rating as may be acceptable to Moody's and the Insurer) and (y) a short-term deposit rating of at least A-1 from S&P (or such lower rating as may be acceptable to S&P and the Insurer). The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall provide copies of such reports to the Insurer upon request. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            SECTION 6.13. Appointment and Powers. Subject to the terms and conditions hereof, each of the Issuer Secured Parties hereby appoints Bankers Trust Company of California, N.A. as the Indenture Trustee with respect to the Collateral, and Bankers Trust Company of California, N.A. hereby accepts such appointment and agrees to act as Indenture Trustee with respect to the Trust Estate for the Issuer Secured Parties, to maintain custody and possession of such Trust Estate (except as otherwise provided hereunder) and to perform the other duties of the Indenture Trustee in accordance with the provisions of this Indenture and the other Operative Documents. Each Issuer Secured Party hereby authorizes the Indenture Trustee to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Controlling Party may direct and as are specifically authorized to be exercised by the Indenture Trustee by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto. The Indenture Trustee shall act upon and in compliance with the written instructions of the Controlling Party delivered pursuant to this Indenture promptly following receipt of such written instructions; provided that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, this Indenture or
(ii) for which the Indenture Trustee has not received reasonable indemnity. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where this Indenture provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

            SECTION 6.14. Performance of Duties. The Indenture Trustee shall have no duties or responsibilities except those expressly set forth in this Indenture and the other Operative Documents to which the Indenture Trustee is a party or as directed by the Controlling Party in accordance with this Indenture. The Indenture Trustee shall not be required to take any discretionary actions hereunder except at the written direction of the Controlling Party and with


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the indemnification described in Section 6.7 hereof. The Indenture Trustee shall, and hereby agrees that it will, perform all of the duties and obligations required of it under the Sale and Servicing Agreement.

            SECTION 6.15. Limitation on Liability. Neither the Indenture Trustee nor any of its directors, officers, employees and agents shall be liable for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Indenture Trustee shall be liable for its negligence, bad faith or willful misconduct; nor shall the Indenture Trustee be responsible for the validity, effectiveness, value, sufficiency or enforceability against the Issuer of this Indenture or any of the Trust Estate (or any part thereof).

            SECTION 6.16. Reliance Upon Documents. In the absence of negligence, bad faith or willful misconduct on its part, the Indenture Trustee shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall have no liability in acting, or omitting to act, where such action or omission to act is in reasonable reliance upon any statement or opinion contained in any such document or instrument.

            SECTION 6.17. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Issuer and to each Issuer Secured Party as follows:

            (a) Due Organization. The Indenture Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

            (b) Corporate Power. The Indenture Trustee has all requisite right, power and authority to execute and deliver this Indenture and to perform all of its duties as the Indenture Trustee hereunder.

            (c) Due Authorization. The execution and delivery by the Indenture Trustee of this Indenture and the other Operative Documents to which it is a party, and the performance by the Indenture Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, are required for the valid execution and delivery by the Indenture Trustee, or the performance by the Indenture Trustee, of this Indenture and such other Operative Documents.

            (d) Valid and Binding Indenture. The Indenture Trustee has duly executed and delivered this Indenture and each other Operative Document to which it is a party, and each of this Indenture and each such other Operative Document constitutes the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.


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
            SECTION 6.18. Waiver of Setoffs. The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Account and agrees that amounts in the Accounts shall at all times be held and applied solely in accordance with the provisions hereof.

            SECTION 6.19. Control by the Controlling Party. The Indenture Trustee shall comply with notices and instructions given by the Issuer or the Noteholders only if accompanied by the written consent of the Controlling Party.

            SECTION 6.20. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and the Insurer, in respect of which such judgment has been recovered.

            SECTION 6.21. Suits for Enforcement. In case an Event of Servicing Termination or other default by the Master Servicer or the Sponsor hereunder or under the Operative Documents shall occur and be continuing, the Indenture Trustee, if the Controlling Party has given is prior written consent (and if not the Controlling Party, with the consent of the Insurer), may proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer, under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel selected by it with due care, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee, the Insurer and the Noteholders.

            SECTION 6.22. Mortgagor Claims. In connection with any offset defenses, or affirmative claim for recovery, asserted in legal actions brought by Mortgagors under one or more Mortgage Loans based upon provisions therein or upon other rights or remedies arising from any requirements of law applicable to the Mortgage Loans:

            (a) The Indenture Trustee is the holder of the Mortgage Loans only as trustee on behalf of the holders of the Notes, and not as a principal or in any individual or personal capacity.

            (b) The Indenture Trustee shall not be personally liable for, or obligated to pay Mortgagors, any affirmative claims asserted thereby, or responsible to holders of the Notes for any offset defense amounts applied against Mortgage Loan payments, pursuant to such legal actions.

            (c) The Indenture Trustee will pay, solely from available Trust money, affirmative claims for recovery by Mortgagors only pursuant to final judicial orders or


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
judgments, or judicially-approved settlement agreements, resulting from such legal actions against the Trust.

            (d) The Indenture Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Mortgagors' legal actions to recover affirmative claims against holders of the Notes.

            (e) The Indenture Trustee will cooperate with and assist the Master Servicer, the Insurer, the Sponsor, or holders of the Notes in their defense of legal actions by Mortgagors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Indenture Trustee as a party to such legal actions and if the Indenture Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom.

            (f) The Issuer hereby agrees to cause the Master Servicer to indemnify, hold harmless and defend the Indenture Trustee from and against any and all liability, loss, costs and expenses of the Indenture Trustee resulting from any affirmative claims for recovery asserted or collected by Mortgagors under the Mortgage Loans and such amounts shall not be a responsibility of the Trust.

                                  ARTICLE VII.

                         Noteholders' Lists and Reports

            SECTION 7.1. Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish to the Insurer or the Issuer in writing upon their written request and at such other times as the Insurer or the Issuer may request a copy of the list.

            SECTION 7.2. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

            (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.


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            (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

            SECTION 7.3. Reports by Issuer. (a) The Issuer shall:

            (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

            (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

            SECTION 7.4. Reports by Indenture Trustee. If required by TIA
Section 313(a), within 60 days after each December 31, beginning with December 31, 1998, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section 313(c) a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                  ARTICLE VIII.

         Payments and Statements to Noteholders and Certificateholders;
                      Accounts, Disbursements and Releases

            SECTION 8.1. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect,


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directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may, with the consent of the Insurer, and shall, at the direction of the Insurer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            SECTION 8.2. Release of Trust Estate. (a) Subject to Section 8.11 and the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the Issuer and the provisions of this Indenture shall (in each case, with the prior written consent of the Insurer), execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

            (b) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 and all Reimbursement Amounts due to the Insurer pursuant to the Insurance Agreement have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.2(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and
314(d)(1) meeting the applicable requirements of Section 11.1, and the prior written consent of the Insurer.

            SECTION 8.3. Establishment of Accounts. The Sponsor shall cause to be established, and the Indenture Trustee shall maintain, at the corporate trust office of the Indenture Trustee, a Note Account and a Reserve Account to be held by the Indenture Trustee in the name of the Trust for the benefit of the respective Class A Noteholders and the Insurer, as their interests may appear.

            SECTION 8.4. The Policies (a) On each Determination Date the Indenture Trustee shall calculate with respect to the immediately following Payment Date, the Class A-1 Deficiency Amount, if any, and the Class A-2 Deficiency Amount, if any.

            (a)


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            (b) If the Indenture Trustee determines pursuant to paragraph (a)
above that a Class A- 1 Deficiency Amount would exist, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Class A-1 Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the third Business Day preceding such Payment Date as a claim for a payment in an amount equal to the Class A-1 Deficiency Amount.

            (c) If the Indenture Trustee determines pursuant to paragraph (a) above that a Class A-2 Deficiency Amount would exist, the Indenture Trustee shall complete a Notice in the form of Exhibit A to the Class A-2 Policy and submit such notice to the Insurer no later than 12:00 noon New York City time on the third Business Day preceding such Payment Date as a claim for a payment in an amount equal to the Class A-2 Deficiency Amount.

            (d) Upon receipt of payments made pursuant to the related Policy from the Insurer on behalf of the related Class A Noteholders, the Indenture Trustee shall deposit such payments in the Note Account and shall distribute such payments, or the proceeds thereof, in accordance with Section 8.6(c) hereof to the related Class A Noteholders.

            (e) The Indenture Trustee shall (i) receive payments made pursuant to the Policy as attorney-in-fact of each related Class A Noteholder receiving any Insured Payment from the Insurer and (ii) disburse such Insured Payment to the related Class A Noteholders as set forth in Section 8.6(c) hereof. The Insurer shall be entitled to receive the related Reimbursement Amount pursuant to Section 8.6(c)(vi) hereof with respect to each Insured Payment made by the Insurer. The Indenture Trustee hereby agrees on behalf of each Class A Noteholder and the Trust for the benefit of the Insurer that it recognizes that to the extent the Insurer makes payments made pursuant to either Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the related Class A Noteholders, the Insurer will be subrogated to the Class A Noteholders and will be entitled to receive such related Reimbursement Amount.

            SECTION 8.5. Reserve Account. (a) On each Payment Date the Indenture Trustee shall deposit to the Reserve Account the amounts, if any, described in
Section 8.6(c)(ix) hereof. The amount so deposited from HELOC Available Funds shall be the "HLTV Cash O/C Amount," and the amount so deposited from the HLTV Available Funds shall be the "HELOC Cash O/C Amount."

      (b)(i) If, on any Payment Date, and after taking into account the application of the HELOC Available Funds plus any Crossover Amount available from the HLTV Pool (but not the proceeds of any Insured Payment) to the items listed in clauses (i) through (vi) of Section 8.6(c) hereof with respect to the HELOC Pool on such Payment Date, the full amount of the Class A-1 Interest Distribution Amount (excluding any Class A-1 Net Funds Cap Carry-Forward Amounts, any related Prepayment Interest Shortfalls and any related Relief Act Shortfalls) has not been paid, and (or a HELOC Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the HELOC Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account an amount with respect to the Class A-1 Notes equal to the lesser of (x) the HELOC Cash O/C Amount then on deposit in the Reserve Account and (y) the amount of such shortfall in the amount of the Class A-1 Interest Distribution Amount (excluding any Class


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
A-1 Net Funds Cap Carry-Forward Amounts, any related Prepayment Interest Shortfalls and any related Relief Act Shortfalls and the amount of such HELOC Pool Overcollateralization Deficit.

      (ii) If, on any Payment Date, and after taking into account, the application of the HLTV Available Funds plus any Crossover Amount available from the HELOC Pool (but not the proceeds of any Insured Payment) to the items listed in clauses (i) through (vi) of Section 8.6(c) hereof with respect to the HLTV Pool on such Payment Date, the full amount of the Class A-2 Interest Distribution Amount (excluding any related Prepayment Interest Shortfalls and any Relief Act Shortfalls) has not been paid, and/or an HLTV Overcollateralization Deficit would result, the Indenture Trustee shall withdraw from the HLTV Cash O/C Amount then on deposit in the Reserve Account and deposit in the Note Account an amount with respect to the Class A-2 Notes equal to the lesser of (x) the HLTV Cash Amount then on deposit in the Reserve Account and
(y) the amount of such shortfall in the amount of the Class A-2 Interest Distribution Amount (excluding any related Prepayment Interest Shortfalls and any related Relief Act Shortfalls) and the amount of such HLTV Pool Overcollateralization Deficit.

      (c)(i) If, on any Payment Date, (A) the sum of (x) the HELOC Overcollateralization Amount, after taking into account all distributions on such Payment Date other than any distribution of any HELOC Pool Overcollateralization Reduction Amount, plus (y) the HELOC Cash O/C Amount on deposit in the Reserve Account, after taking into account any withdrawals therefrom pursuant to clause (b)(i) above, exceeds (B) the HELOC Pool Specified Overcollateralization Amount for such Payment Date (such excess being a "HELOC Pool Aggregate O/C Surplus Amount"), the lesser of (I) such HELOC Pool Aggregate O/C Surplus Amount and (II) the HELOC Cash O/C Amount shall be released from the Reserve Account and distributed to the Certificateholders as a distribution with respect to the HLTV Pool.

      (ii) If, on any Payment Date, (A) the sum of (x) the HLTV Overcollateralization Amount, after taking into account all distributions on such Payment Date other than any distribution of any HLTV Pool Overcollateralization Reduction Amount plus (y) the HLTV Cash O/C Amount on deposit in the Reserve Account after taking into account any withdrawals therefrom pursuant to clause (b)(ii) above exceeds (B) the HLTV Pool Specified Overcollateralization Amount for such Payment Date (such excess being a "HLTV Pool Aggregate O/C Surplus Amount"), the lesser of (I) such HLTV Pool Aggregate O/C Surplus Amount and (II) the HLTV Cash O/C Amount shall be released from the Reserve Account and distributed to the Certificateholders as a distribution with respect to the HELOC Pool.

      (d)(i) As of any Payment Date, the lesser of (A) the excess of (I) the HELOC Pool Aggregate O/C Surplus Amount over (II) the amount of the HELOC Cash O/C Amount released from the Reserve Account pursuant to clause (c)(i) above and
(B) the Class A-1 Maximum Principal Payment or the Class A-1 Net Principal Payment or the Class A-1 Net Principal Collections, as applicable to such Payment Date is the "HELOC Pool Overcollateralization Reduction Amount" for such Payment Date.

      (ii) As of any Payment Date, the lesser of (A) the excess of (I) the HLTV Pool Aggregate O/C Surplus Amount over (II) the amount of the HLTV Cash O/C Amount released


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
from the Reserve Account pursuant to clause (c)(ii) above and (B) the Principal Collections with respect to the HLTV Pool for such Payment Date is the "HLTV Pool Overcollateralization Reduction Amount" for such Payment Date.

            SECTION 8.6. Flow of Funds (a) The Indenture Trustee shall deposit to the Note Account, with respect to the HELOC Pool, without duplication, upon receipt, (i) any payments made pursuant to the Class A-1 Policy and (ii) the proceeds of any liquidation of the assets of the Trust, the related Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts, and any Loan Purchase Price amounts received by the Indenture Trustee.

            (a)

            (b) The Indenture Trustee shall deposit to the Note Account, with respect to the HLTV Pool, without duplication, upon receipt, (i) any payments made pursuant to the Class A-2 Policy and (ii) the proceeds of any liquidation of the assets of the Trust, the related Monthly Remittance Amount remitted by the Master Servicer or any Sub-Servicer, together with any Substitution Amounts, and any Loan Purchase Price Amounts received by the Indenture Trustee.

            (c) With respect to the Note Account, on each Payment Date, the Indenture Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) first, to the Indenture Trustee, the Indenture Trustee's Fee then due and to the Owner Trustee, the Owner Trustee's Fee then due on account of each Class of Class A Notes;

            (ii) second, from amounts then on deposit in the Note Account, (x) from amounts on deposit therein with respect to the HELOC Pool, the Premium Amounts with respect to the Class A-1 Notes to the Insurer for such Payment Date and (y) from amounts on deposit therein with respect to the HLTV Pool, the Premium Amounts with respect to the Class A-2 Notes to the Insurer for such Payment Date.

            (iii) third, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Class A-1 Noteholders, the Class A-1 Interest Distribution Amount and the Unpaid Class A-1 Note Interest Shortfall, if any, for such Payment Date and (y) from amounts then on deposit therein with respect to the HLTV Pool, to the Class A-2 Noteholders, the Class A-2 Interest Distribution Amount and the Unpaid Class A-2 Note Interest Shortfall, if any, for such Payment Date;

            (iv) fourth, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Class A-1 Noteholders as a distribution of principal, the Class A-1 Scheduled Principal Distribution Amount for such Payment Date and (y) from amounts then on deposit therein with respect to the HLTV Pool, to the Class A-2 Noteholders, as a


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      distribution of principal, the Class A-2 Scheduled Principal Distribution
      Amount for such Payment Date;

            (v) fifth, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Class A-1 Noteholders, as a distribution of principal, the HELOC Pool Overcollateralization Deficit for such Payment Date and (y) from amounts then on deposit therein with respect to the HLTV Pool, to the Class A-2 Noteholders, as a distribution of principal, the HLTV Pool Overcollateralization Deficit for such Payment Date;

            (vi) sixth, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Insurer, the Reimbursement Amount related to the Class A-1 Notes, if any, then due to it and (y) from amounts then on deposit therein with respect to the HLTV Pool, the Reimbursement Amount related to the Class A-2 Notes, if any, then due to it;

            (vii) seventh, (x) from amounts then on deposit therein with respect to the HELOC Pool, the Excess Cashflow with respect to the Class A-1 Notes shall be applied to the extent necessary to fund the full amount of the Accelerated Principal Payment with respect to the Class A-1 Notes and (y) from amounts then on deposit therein with respect to the HLTV Pool, Excess Cashflow with respect to the Class A-2 Notes shall be applied to the extent necessary to fund the full amount of the Accelerated Principal Payment with respect to the Class A-2 Notes;

            (viii) eighth, any portion of the Available Funds with respect to a Pool remaining after the application described in items (i) through (vii) above on a Payment Date shall be used to fund any deficiency in items
      (iii), (v) and (vi) above with respect to the other Pool on such Payment Date (such amount which is allocated with respect to the other Pool on such Payment Date is a "Crossover Amount");

            (ix) ninth, to the Reserve Account for application pursuant to this Indenture, to the extent that the sum of the HELOC Pool Overcollateralization Amount plus the HLTV Pool Overcollateralization Amount (after taking into account the reductions in each Class' Note Principal Balance on such Payment Date due to the application of the amounts described in clauses (iv), (v) and (vii) above) is less than the sum of the HELOC Pool Specified Overcollateralization Amount and the HLTV Pool Specified Overcollateralization Amount as of such Payment Date;

            (x) tenth, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Class A-1 Noteholders, the amount of any Class A-1 Net Funds Cap Carry-Forward Amount then due;

            (xi) eleventh, (x) from amounts then on deposit therein with respect to the HELOC Pool, to the Master Servicer, reimbursement for Servicing Advances with respect to the Class A-1 Notes to the extent not previously reimbursed and reimbursement for Servicing Advances which have been deemed Nonrecoverable


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
      Advances with respect to such Notes and (y) from amounts then on deposit therein with respect to the HLTV Pool, to the Master Servicer, reimbursement for Servicing Advances with respect to the Class A-2 Notes, to the extent not previously reimbursed and reimbursement for Servicing Advances which have been deemed Nonrecoverable Advances with respect to such Notes;

            (xii) twelfth, to the Indenture Trustee and the Owner Trustee, for the reimbursement of expenses of the Indenture Trustee and the Owner Trustee not reimbursed pursuant to (c)(i) above which expenses were incurred in connection with its duties and obligations hereunder; and

            (xiii) thirteenth, to the Certificateholders, any amount remaining on deposit in the Note Account.

            SECTION 8.7. Investment of Accounts. (a) So long as no event described in Section 5.1(a) of the Sale and Servicing Agreement shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of the Accounts held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee in the name of the Indenture Trustee for the benefit of the Class A Noteholders and the Insurer, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. During the continuance of an event described in Section 5.1(a) of the Sale and Servicing Agreement and following any removal of the Master Servicer, the Insurer may direct such investments. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

            (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

            (c) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Indenture Trustee resulting from any loss on any Eligible Investment included therein.

            (d) The Indenture Trustee shall hold funds in the Accounts held by the Indenture Trustee uninvested upon the occurrence of either of the following events:

                  (i) the Master Servicer or the Insurer shall have failed to give investment directions to the Indenture Trustee; or

                  (ii) the Master Servicer or the Insurer shall have failed to give investment directions to the Indenture Trustee by 11:15 a.m. New York time (or such other time as may be agreed by the Master Servicer and the Indenture Trustee) on any Business Day (any such investment by the Indenture Trustee pursuant to this clause (ii) to mature on the next Business Day after the date of such investment).


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
            SECTION 8.8. Eligible Investments. The following are Eligible
Investments:

            (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

            (b) Federal Housing Administration debentures.

            (c) FHLMC participation certificates and senior debt obligations.

            (d) Federal Home Loan Banks' consolidated senior debt obligations.

            (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations.

            (f) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 or better by S&P and P-1 by Moody's.

            (g) Investment agreements approved by the Insurer provided:

                  1. The agreement is with a bank or insurance company which has an unsecured, uninsured and unguaranteed obligation (or claims-paying ability) rated Aa2 or better by Moody's and AA or better by S&P, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting such rating requirements, and

                  2. Monies invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

                  3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

                  4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

                  5. The Indenture Trustee and the Insurer receive an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank.

            (h) Commercial paper (having original maturities of not more than 365 days) rated A-1 or better by S&P and P-1 or better by Moody's.


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
            (i) Investments in money market funds rated AAAm or AAAm-G by S&P and AAA or P-1 by Moody's.

            (j) Investments approved in writing by the Insurer and acceptable to Moody's and S&P.

            Provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

            SECTION 8.9. Reports by Indenture Trustee. (a) On each Payment Date, to the extent that the related report described in Section 4.8(d)(ii) of the Sale and Servicing Agreement has been received by the Indenture Trustee, the Indenture Trustee shall provide to each Class A Noteholder, to the Master Servicer, to the Insurer, to each Underwriter, to the Sponsor, to S&P and to Moody's a written report setting forth, among other things, the following information:

            (i) the total amount of the distribution with respect to the related Class of Class A Notes and the Certificates;

            (ii) the amount of such distributions allocable to principal;

            (iii) the amount of such distributions allocable to interest;

            (iv) the amount of any Unpaid Class A Note Interest Shortfall in such distribution with respect to each Class of Class A Notes;

            (v) the amount of any Insured Payment included in the amounts distributed to a Class of the Class A Notes on such Payment Date;

            (vi) information furnished by the Sponsor pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Class A Noteholders in computing their market discount;

            (vii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution;

            (viii) the amounts, if any, of any Realized Losses for the related Remittance Period;

            (ix) the HELOC Cash O/C Amount and the HLTV Cash O/C Amount;


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
            (x) the Servicing Fee for each Pool for such Payment Date;

            (xi) the Principal Balance for each Class of Notes and the Pool Factor, each after giving effect to such distribution;

            (xii) the Pool Balance for each Pool as of the end of the preceding Remittance Period and the Pool Balance for each Pool at the close of business on the last day of the related Remittance Period;

            (xiii) the number and aggregate Principal Balances of Mortgage Loans for each Pool as to which the Minimum Monthly Payment is Delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Remittance Period;

            (xiv) the book value (within the meaning of 12 C.F.R. Section 571.13 or comparable provision) of any REO Property;

            (xv) the Interest Rate with respect to each Class of Class A Notes applicable to the distribution on the following Payment Date;

            (xvi) the number and principal balances of any Mortgage Loans retransferred to the Sponsor pursuant to (a) Section 2.2 and (b) Section
      2.5 of the Sale and Servicing Agreement;

            (xvii) the Overcollateralization Deficit with respect to each Pool;

            (xviii) the amount of the Accelerated Principal Payment, if any, for each Class of Class A Notes for the related Payment Date;

            (xix) the amount of any Class A-1 Net Funds Cap Carry-Forward
      Amount;

            (xx) the amount of any HELOC Pool Overcollateralization Reduction Amount and any HLTV Pool Overcollateralization Reduction Amount;

            (xxi) the amount of any Cross Over Amount from the other Pool;

            (xxii) the current level of the Overcollateralization Amount with respect to each Pool; and

            (xxiii) any modifications made to any Mortgage Loan pursuant to the Sale and Servicing Agreement.

            Items (i) through (iii) above shall, with respect to each Note, be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each holder of record at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Notes for such calendar year.

            (b) In addition, on each Payment Date the Indenture Trustee will distribute to each Holder, to the Insurer, to the Underwriter, to the Master Servicer, to the Sponsors, to S&P and to Moody's, together with the information described in Subsection (a) preceding, the following information as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Indenture Trustee for such purpose on or prior to the related Remittance Date:

            (i) the total number of Mortgage Loans in each Pool and the Principal Balances thereof, together with the number, aggregate Principal Balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) (a) 30-59 days Delinquent, (b) 60- 89 days Delinquent and (c) 90 or more days Delinquent;

            (ii) the number, aggregate Principal Balances of all Mortgage Loans in each Pool and percentage (based on the aggregate Principal Balances of the Mortgage Loans in such Pool) in foreclosure proceedings (and whether any such Mortgage Loans in such Pool are also included in any of the statistics described in the foregoing clause (i));

            (iii) the number, aggregate Principal Balances of all Mortgage Loans in each Pool and percentage (based on the aggregate Principal Balances of the Mortgage Loans in such Pool) relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

            (iv) the number, aggregate Principal Balances of all Mortgage Loans in each Pool and percentage (based on the aggregate Principal Balance of the Mortgage Loans in such Pool) relating to REO Properties (and whether any such Mortgage Loans in such Pool are also included in any of the statistics described in the foregoing clause (i));

            (v) the book value of any REO Property;

            (vi) the number and dollar amount of Mortgage Loans in each Pool repurchased pursuant to Section 4.10; and

            (vii) the aggregate dollar amount of Mortgage Loans in each Pool modified as to Combined Loan-to-Value Ratio in excess of the original values and the aggregate dollar amount of Mortgage Loans in each Pool modified as to margins below the Cut-Off Date margins.

            (c) The foregoing reports shall be sent be to a Class A Noteholder only insofar as such holder owns a Note.

            SECTION 8.10. Additional Reports by Indenture Trustee. (a) The Indenture Trustee shall report to the Sponsor, the Master Servicer and the Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Indenture Trustee and the identity of the investments included therein, as the


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
Sponsor, the Master Servicer or the Insurer may from time to time request. Without limiting the generality of the foregoing, the Indenture Trustee shall, at the request of the Sponsor, the Master Servicer or the Insurer, transmit promptly to the Sponsor, the Master Servicer and the Insurer copies of all accounting of aggregate receipts in respect of the Mortgage Loans furnished to it by the Master Servicer pursuant to Section 4.8(d)(ii) of the Sale and Servicing Agreement and shall notify the Sponsor, the Master Servicer and the Insurer if any such receipts have not been received by the Indenture Trustee.

            (b) From time to time, at the request of the Insurer, the Indenture Trustee shall report to the Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in Section 3.3(a) of the Sale and Servicing Agreement. On the date that is eighteen months after the Closing Date, the Indenture Trustee shall provide the Insurer with a written report of all of such inaccuracies to such date of which it has actual knowledge, without independent investigation, and of the action taken by the Sponsors under Section 3.4(b) of the Sale and Servicing Agreement with respect thereto.

            SECTION 8.11. Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.2(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX.

                             Supplemental Indentures

            SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with the consent of the Insurer, as evidenced to the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Insurer, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture


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
      Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes and the Insurer, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes;

            (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

            (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

            The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

            (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel addressed to the Insurer and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

            SECTION 9.2. Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice


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
to the Rating Agencies, with the consent of the Insurer and with the consent of the Holders of not less than a majority of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that, subject to the express rights of the Insurer under the Operative Documents, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

            (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

            (iii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

            (v) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 12.1;

            (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Operative Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

            (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

            (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise


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
      permitted or contemplated herein or in any of the Operative Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

            The Indenture Trustee may determine whether or not any Notes would be adversely affected by any supplemental indenture upon receipt of an Opinion of Counsel to that effect and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

            It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

            SECTION 9.3. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel (and, if requested, an Officer's Certificate) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

            SECTION 9.4. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 9.5. Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.


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
            SECTION 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Notes.


                                   ARTICLE X.

                               Redemption of Notes

            SECTION 10.1. Redemption. (a) The Notes are subject to redemption following the later of (A) the Payment Date following payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.1(b), to the Master Servicer of the Noteholders' security interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (x) the Class A Principal Balance, (y) the sum of accrued and unpaid Class A Interest Distribution Amount through the day preceding the final Payment Date, (ii) the day following the Payment Date on which the distribution made to Class A Noteholders has reduced the Class A Principal Balance to zero and no other amounts are owed to the Class A Noteholders, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including, without limitation, the disposition of the Mortgage Loan pursuant to Section
12.1 hereof) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iv) the Payment Date in October, 2024; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of death of the last surviving descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause (B)(i) of this Section 10.1(a), the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as the Sponsor may reasonably request to effect the transfer of the Mortgage Loan to the Sponsor.

            (b) The Class A-1 Notes shall be subject to optional transfer to the Sponsor or, if the Sponsor fails to exercise such option, to the Insurer at the Insurer's option, or the second Payment Date following the end of the calendar month in which the Class A-1 Principal Balance has been reduced to an amount less than or equal to $6,750,000 (10% of the Original Class A-1 Principal Balance) and all amounts due and owing to the Insurer as a Reimbursement Amount have been paid. Such transfer shall only be permitted if the Sponsor delivers to the Indenture Trustee an amount equal to the sum of the outstanding Class A-1 Principal Balance and accrued and unpaid interest thereon at the Class A-1 Interest Rate through the day preceding the final Payment Date plus all related Reimbursement Amounts (such amount, the "Class A-1 Redemption Price"). In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Principal and Interest Account for deposit to


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
the Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (c) The Class A-2 Notes shall be subject to optional transfer to the Sponsor, or if the Sponsor fails to exercise such option, to the Insurer at the Insurer's option, on the second Payment Date following the end of the calendar month in which the Class A-2 Principal Balance has been reduced to an amount less than or equal to $4,000,000 (10% of the Original Class A-2 Principal Balance) and all amounts due and owing to the Insurer as a Reimbursement Amount have been paid. Such transfer shall only be permitted if the Sponsor delivers to the Indenture Trustee an amount equal to the sum of the outstanding Class A-2 Principal Balance and accrued and unpaid interest thereon at the Class A-2 Interest Rate through the day preceding the final Payment Date plus all related Reimbursement Amounts (such amount, the "Class A-2 Redemption Price"). In connection with such purchase, the Master Servicer shall remit to the Indenture Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Note Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (d) Promptly following any such purchase, the Indenture Trustee will release the Mortgage Files to the Master Servicer, or otherwise upon their order, in a manner similar to that described in Section 4.14 of the Sale and Servicing Agreement.

            (e) The Originators may not participate in any purchase described in this Section 10.1(b) or (c), or fund any portion of the purchase price, unless the then-outstanding Principal Balances of the Mortgage Loans in the Trust Estate is less than or equal to five percent of the sum of the aggregate Loan Balances of all Mortgage Loans in the Trust Estate as of the Cut-Off Date.

            (f) If the Notes are to be redeemed pursuant to this Section 10.1(a), the Master Servicer or the Issuer shall furnish notice of such election to the Indenture Trustee not later than 45 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Note Account the Redemption Price of the Notes not less than five Business Days prior to the Redemption Date whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2.

            SECTION 10.2. Surrender of Notes. (a) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Sponsor, if the Sponsor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Insurer and to the Master Servicer and by letter to Noteholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Notes will be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and (iii) that


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
the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee therein specified.

            (b) Any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Class A Note and remaining unclaimed by the related Class A Noteholder for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid first, to the Insurer on account of any Reimbursement Amounts, and second, to the Certificateholders; and such Class A Noteholder shall thereafter, as an unsecured general creditor, look only to the Certificateholders for payment thereof (but only to the extent of the amounts so paid to the Insurer or the Certificateholders), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, before being required to make any such payment, shall at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Insurer or the Certificateholders. The Indenture Trustee shall, at the direction of the Sponsor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Class A Noteholders whose right to or interest in monies due and payable but not claimed is determinable from the Note Register at the last address of record for each such Class A Noteholder).

            SECTION 10.3. Form of Redemption Notice. Notice of redemption supplied to the Indenture Trustee by the Master Servicer under Section 10.1(a) shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes of record, as of the close of business on the date which is not less than 5 days prior to the applicable Redemption Date, at such Holder's address appearing in the Note Register.

            All notices of redemption shall state:

            (i) the Redemption Date;

            (ii) the applicable Redemption Price;

            (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes at the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

            (iv) that interest on the Notes shall cease to accrue on the Redemption Date.

            Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect


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therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

            SECTION 10.4. Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the related Redemption Price and (unless the Issuer shall default in the payment of the related Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

                                   ARTICLE XI.

                                  Miscellaneous

            SECTION 11.1. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Insurer if the application or request is made to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel addressed to the Indenture Trustee and the Insurer stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.


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            SECTION 11.2. Form of Documents Delivered to Indenture Trustee. In
any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Master Servicer, the Sponsor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Master Servicer, the Sponsor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

            SECTION 11.3. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to


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
Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

            (c) The ownership of Notes shall be proved by the Note Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 11.4. Notices, etc. to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

            (a) The Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier or mailed first-class and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its Corporate Trust Office and any notice delivered by facsimile shall be addressed to the Corporate Trust Office, telecopy number (949) 253-7577.

            (b) The Issuer by the Indenture Trustee or by any Noteholder shall be in writing and shall be sufficient for every purpose hereunder if personally delivered, delivered by facsimile or overnight courier or mailed first class, and shall deemed to have been duly given upon receipt to the Issuer addressed to: Advanta Home Equity Loan Trust 1998-B, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

            (c) The Insurer by the Issuer or the Indenture Trustee shall be sufficient for any purpose hereunder if in writing and mailed by first-class mail, personally delivered, or telecopied to the recipient as follows:

            To the Insurer:   MBIA Insurance Corporation
                              113 King Street
                              Armonk, New York  10504
                              Attention:  Insured Portfolio Management-SF
                              Telecopy: (914) 765-3810

            Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight


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
courier or first class or via facsimile to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Fax No: (212) 533-0355, and (ii) in the case of S&P, at the following address: Standard & Poor's Ratings Group, 26 Broadway (10th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department, Fax
No: (212) 412-0224; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

            SECTION 11.5. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

            SECTION 11.6. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Note Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

            SECTION 11.7. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this


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indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

            The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            SECTION 11.8. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 11.9. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

            SECTION 11.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 11.11. Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such right or power hereunder), but not its duties and obligations under the Policy, upon delivery of a written notice to the Indenture Trustee.

            SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

            SECTION 11.13. Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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            SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Trust or any other counsel reasonably acceptable to the Indenture Trustee and the Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

            SECTION 11.16. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

            SECTION 11.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Sponsor, the Issuer, or any Certificateholder or join in any institution against the Sponsor, the Issuer or any Certificateholder of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Operative Documents.

            SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or of the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential


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
treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its Obligations hereunder.

            SECTION 11.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

            SECTION 11.20. Rights of the Note Insurer to Exercise Rights of Noteholders. By accepting its Notes, each Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholders under this Indenture without any further consent of the Noteholders, including, without limitation:

            (i) the right to direct the actions of the Indenture Trustee during the continuance of an Event of Default; and

            (ii) the right to vote on proposed amendments to this Indenture.

      In addition, each Noteholder agrees that, unless an Insurer Default exists, any rights may be exercised by the Noteholders only with the prior written consent of the Insurer.

      Notwithstanding any provision in this Indenture to the contrary, so long as an Insurer Default has occurred and is continuing, the Insurer shall have no rights to exercise any voting rights of the Noteholders hereunder, nor shall the Indenture Trustee be required to obtain the consent of, or act at the direction of, the Insurer.

                                  ARTICLE XII.

                            Rapid Amortization Events

            SECTION 12.1. Rapid Amortization Events. The following shall constitute Rapid Amortization Events:

            (a) failure on the part of Sponsor (i) to make a payment or deposit required under the Sale and Servicing Agreement within four Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in the Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after written notice;

            (b) any representation or warranty made by the Sponsor in the Sale and Servicing Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Holders of the Class A-1 Notes or the Insurer are materially and adversely affected: provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Sponsor has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

            (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Originators or the Sponsor;

            (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

            (e) the occurrence of an event permitting the removal of the Master Servicer;

            (f) a draw is made under the Class A-1 Policy; and

            (g) default in the payment of any interest, principal or any installment of principal on any Class A-1 Note when the same becomes due and payable, and such default continues for a period of five Business Days.

            In the case of any event described in clause (a) through (f), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described herein or in the Indenture or the Sale and Servicing Agreement either (i) the Indenture Trustee or Holders holding Class A-1 Notes evidencing more than 50% of the aggregate principal amount of the Class A-1 Principal Balance, in each case, with the prior written consent of the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Class A-1 Policy) or the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Class A-1 Policy), by written notice to the Insurer, the Sponsor, the Originators, the Rating Agencies, and the Master Servicer (and to the Indenture Trustee, if given by the Holders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice, or in the case of any event described in clause (g), the Indenture Trustee or Holders holding Class A-1 Notes evidencing more than 50% of the Class A-1 Note Balance by such written notice declare that a Class A-1 Rapid Amortization Event has occurred as of the date of such notice. Following the occurrence of a Class A-1 Rapid Amortization Event described in clauses (a) through (f), the Insurer (so long as there is no continuing default by the Insurer in the performance of its obligations under the Class A-1 Policy) shall have the right to direct the Indenture Trustee to sell the HELOC Mortgage Loans.


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
Following the occurrence of a Class A-1 Rapid Amortization Event described in clause (g), the Holders of the Class A-1 Notes evidencing more than 50% of the Class A-1 Principal Balance shall have the right to so direct the Indenture Trustee. If the Insurer has directed such sale, the Class A-1 Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Class A-1 Principal Balance, together with all accrued and unpaid interest thereon.

            In addition to the consequences of a Rapid Amortization Event discussed above, if any one of the Originators voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of such Originator, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, and such Originator will promptly give notice to the Indenture Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will publish a notice of the occurrence of such event. If so directed by the Insurer, so long as no Insurer Default shall have occurred and be continuing, the Indenture Trustee will sell, dispose of or otherwise liquidate the Trust Estate with respect to the HELOC Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. So long as no Event of Servicing Termination has occurred and is continuing, any such sale, disposal or liquidation and such sale, disposal or liquidation will be "servicing retained" by the Master Servicer. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Class A-1 Policy and other amounts owing to the Insurer (but only if an Insurer Default shall not have occurred and be continuing). The remainder of such net proceeds will then be distributed to the Holders of the Class A-1 Notes insofar as may be necessary to required to reduce the Class A-1 Principal Balance, together with all accrued and unpaid interest due thereon, to zero. If the Insurer has directed the Indenture Trustee to undertake such sale or liquidation, the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Class A-1 Principal Balance in full.

                            [Signature Page Follows]


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
            IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                              ADVANTA HOME EQUITY LOAN TRUST 1998-B,
                                  as Issuer

                              By: WILMINGTON TRUST COMPANY, not in its
                                  individual capacity but solely as Owner
                                  Trustee,



                                  By: ___________________________________
                                      Name:
                                      Title:

                              BANKERS TRUST COMPANY OF CALIFORNIA, N.A., not in
                                  its individual capacity but solely as
                                  Indenture Trustee



                              By: _______________________________________
                                  Name:
                                  Title:


                          [Signature Page of Indenture]

                                                                       EXHIBIT A

                                 [Form of Note]


REGISTERED                                                           $67,500,000
No. A-1-1



                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                            CUSIP NO. 007950 AT5

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      ADVANTA HOME EQUITY LOAN TRUST 1998-B

                          CLASS A-1 ASSET BACKED NOTES

                  Advanta Home Equity Loan Trust 1998-B, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SIXTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($67,500,000), such amount payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $67,500,000 and the denominator of which is $67,500,000 by (ii) the aggregate amount, if any, payable from the Note Account in respect of principal on the Class A-1 Notes pursuant to Section 8.6 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the October 2022 Payment Date (the "Class A-1 Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum provided in the Indenture on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date during the period from and including the preceding Payment Date (or, if no interest has yet been paid, from and including September 30, 1998) to but excluding the current Payment Date. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                  The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Class A-1 Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Insured Payments on each Payment Date, all as more fully set forth in the Indenture.

                  For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat the Notes as indebtedness of the Issuer for federal and state tax reporting purposes.

                  Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees (1) to treat the Notes as indebtedness of the Advanta Holding Trust for purposes of federal income, state and local income and franchise and any other income taxes and (2) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  The Note Registrar shall not register the transfer of this Note unless the transferee has delivered a representation letter in form and substance satisfactory to the Note Registrar to the effect that either (i) the transferee is not an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Section 4975 of the Code and is not acting on behalf of or investing the assets of any such plan or arrangement or
(ii) the transferee's acquisition and continued holding of this Note or a beneficial interest herein qualifies for exemptive relief under a prohibited transaction class exemption issued by the U.S. Department of Labor. Each Note Owner, by acceptance of a beneficial interest in this Note, shall be deemed to make one of the foregoing representations.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:  September 30, 1998         ADVANTA HOME EQUITY LOAN TRUST 1998-B

                                  By:    WILMINGTON TRUST COMPANY, not
                                  in its individual capacity but solely as Owner Trustee under the Trust Agreement


                                  By:___________________________________________
                                  Name:
                                  Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September 30, 1998             BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                      not in its individual capacity but solely as Indenture Trustee,


                                      By:_______________________________________
                                         Name:
                                         Title:

                                 REVERSE OF NOTE


                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 Asset Backed Notes (herein called the "Class A-1 Notes"), all issued under an Indenture dated as of September 1, 1998 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Bankers Trust Company of California, N.A., as trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                  The Class A-1 Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                  Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 26, 1998. The term "Payment Date" shall be deemed to include the Class A-1 Final Scheduled Payment Date.

                  As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, if (i) a default in the payment of the Class A-1 Interest Distribution Amount occurs on any Payment Date and continues for a period of five days or (ii) any one of the Originators voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of such Originator, then (x) the Indenture Trustee will publish a notice of the occurrence of such event and (y) unless otherwise instructed within 60 days by either the Insurer or, with the consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), the Holders of the Class A-1 Notes representing more than 50% of the Outstanding Amount of the Notes, the Indenture Trustee shall sell or liquidate the Trust Estate with respect to the HELOC Mortgage Loans and (after payment of certain amounts, if any, owing to the Insurer) shall distribute the net proceeds therefrom to the Class A-1 Noteholders as provided in Section 12.1 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

                  Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                  The Issuer shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

                  As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(b) of the Indenture, in whole, but not in part, at the option of the Sponsor (or, if the Sponsor fails to exercise such option, the Insurer), on the second or any subsequent Payment Date following the end of the calendar month in which the Class A-1 Note Principal Balance has been reduced to less than or equal to 10% of the Original Class A-1 Note Principal Balance.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Sponsor, or the Issuer or join in any institution against the Sponsor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Operative Documents.

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder but with the consent of the Insurer.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Operative Documents, neither Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer for the sole purposes of binding the interests of the Issuer in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Operative Documents, in the case of an Rapid Amortization Event under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                             STATEMENT OF INSURANCE


OBLIGATIONS:      Advanta Home Equity Loan Trust 1998-B
                  $67,500,000 Advanta Home Equity Loan Asset Backed Notes
                  Series 1998-B

                  Class A-1 Notes, Variable Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") related to the Class A-1 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of Bankers Trust Company of California, N.A. or its successors, as Indenture Trustee (the "Indenture Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Indenture Trustee for the Owners, on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations (as defined above), unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or Indenture Trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related amounts are due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture, dated as of September 1, 1998, between the Advanta Home Equity Loan Trust 1998-B and the Indenture Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved by the Insurer.

                  "Business Day" means the day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Deficiency Amount" means, with respect to the Obligations (a) for any Payment Date, any shortfalls in the Total Available Funds to pay the sum of (i) the Class A-1 Interest Distribution Amount (excluding any Class A-1 Net Funds Cap Carry-Forward Amounts, any Prepayment Interest Shortfalls and any Relief Act Shortfalls) and (ii) the HELOC Pool Overcollateralization Deficit and
(b) on the Class A-1 Final Scheduled Payment Date, any shortfall in the Total Available Funds to pay the outstanding Class A-1 Principal Balance.

                  "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, the Originators or the Master Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-1 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a Indenture Trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as a amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Total Available Funds" means, with respect to the Obligations and any Payment Date, the sum of (i) the Available Funds then available in the Note Account, reduced by the amounts paid pursuant to Section 8.6(c)(i) and (ii) of the Indenture; (ii) the Crossover Amount, if any, available from the HLTV Pool related to the Class A-2 Notes pursuant to the crosscollateralization provisions of the Trust; and (iii) amounts available from the Reserve Account with respect to the Obligations on such Payment Date.

                  Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

                  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

                                       MBIA INSURANCE CORPORATION

                                   ASSIGNMENT

Social Security or Taxpayer I.D. or other identifying number of assignee: __________________


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated: ________________                  ___________________________________*


                                         Signature Guaranteed:


Dated: ________________                  ___________________________________






                  *NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.

                                                                       EXHIBIT B

                                 [Form of Note]


REGISTERED                                                           $40,000,000
No. A-2-1



                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                            CUSIP NO. 007950 AU2

                  Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      ADVANTA HOME EQUITY LOAN TRUST 1998-B

                       CLASS A-2 6.55% ASSET BACKED NOTES

                  Advanta Home Equity Loan Trust 1998-B, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FORTY MILLION DOLLARS ($40,000,000), such amount payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $40,000,000 and the denominator of which is $40,000,000 by (ii) the aggregate amount, if any, payable from the Note Account in respect of principal on the Class A-2 Notes pursuant to Section 8.6 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the October 25, 2024 Payment Date (the "Class A-2 Final Scheduled Payment Date"). The Issuer will pay interest on this Note at the rate per annum shown above (the "Class A-2 Interest Rate"). Interest on this Note shall be paid as provided in the Indenture on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date during the period from and including the first day of the prior calendar month to but excluding the first day of the current calendar month, with such interest being computed on the basis of a 30-day month and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                  The Notes are entitled to the benefits of a financial guaranty insurance policy (the "Class A-2 Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed payments of the Insured Payments on each Payment Date, all as more fully set forth in the Indenture.

                  For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will treat the Notes as indebtedness of the Issuer and hereby instructs the Indenture Trustee to treat the Notes as indebtedness of the Issuer for federal and state tax reporting purposes.

                  Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees (1) to treat the Notes as indebtedness of the Advanta Holding Trust for purposes of federal income, state and local income and franchise and any other income taxes and (2) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee, or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                  Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  The Note Registrar shall not register the transfer of this Note unless the transferee has delivered a representation letter in form and substance satisfactory to the Note Registrar to the effect that either (i) the transferee is not an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or Section 4975 of the Code and is not acting on behalf of or investing the assets of any such plan or arrangement or
(ii) the transferee's acquisition and continued holding of this Note or a beneficial interest herein qualifies for exemptive relief under a prohibited transaction class exemption issued by the U.S. Department of Labor. Each Note Owner, by acceptance of a beneficial interest in this Note, shall be deemed to make one of the foregoing representations.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:  September 30, 1998  ADVANTA HOME EQUITY LOAN TRUST 1998-B

                           By:    WILMINGTON TRUST COMPANY, not
                                  in its individual capacity but solely as Owner Trustee under the Trust Agreement


                                  By:________________________________
                                     Name:
                                     Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:  September  30, 1998         BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   not in its individual capacity but solely as Indenture Trustee,


                                   By:  ______________________________________
                                        Name:
                                        Title:

                                 REVERSE OF NOTE


                  This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 Asset Backed Notes (herein called the "Class A-2 Notes"), all issued under an Indenture dated as of September 1, 1998 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Bankers Trust Company of California, N.A., as trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                  The Class A-2 Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                  Principal of the Class A-2 Notes will be payable on each Payment Date in an amount described on the face hereof. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing October 26, 1998. The term "Payment Date" shall be deemed to include the Class A-2 Final Scheduled Payment Date.

                  As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing if the Indenture Trustee, at the direction or upon the prior written consent of the Insurer in the absence of an Insurer Default, or the Holders of the Notes representing not less than 50% of the Principal Balance of the Outstanding Notes (with the prior written consent of the Insurer in the absence of a Insurer Default), shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

                  Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

                  The Issuer shall pay interest on overdue installments of interest at the Class A-2 Interest Rate to the extent lawful.

                  As provided in the Indenture, the Notes may be redeemed pursuant to Section 10.1(c) of the Indenture, in whole, but not in part, at the option of the Sponsor (or, if the Sponsor fails to exercise such option, the Insurer), on the second or any subsequent Payment Date following the end of the calendar month in which the HLTV Pool Balance has been reduced to less than or equal to 10% of the HLTV Pool Balance as of the Cut-Off Date.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity,
(ii) any owner of a beneficial interest in the Issuer or (iii) any owner, beneficiary, agent, officer, director or employee of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the

 Sponsor, the Originators, the Master Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Sponsor, the Originators, the Master Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not at any time institute against the Sponsor, or the Issuer or join in any institution against the Sponsor, or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Operative Documents.

                  Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and the Insurer and any agent of the Issuer, the Indenture Trustee or the Insurer may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Insurer and of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder but with the consent of the Insurer.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

                  Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Operative Documents, neither Wilmington Trust Company in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer for the sole purposes of binding the interests of the Issuer in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Operative Documents, in the case of an Rapid Amortization Event under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                             STATEMENT OF INSURANCE


OBLIGATIONS:      Advanta Home Equity Loan Trust 1998-B
                  $40,000,000 Advanta Home Equity Loan Asset Backed Notes
                  Series 1998-B

                  Class A-2 Notes, 6.55% Interest Rate

                  MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") related to the Class A-2 Notes containing the following provisions, the Policy being on file at the Corporate Trust Office of Bankers Trust Company of California, N.A. or its successors, as Indenture Trustee for the Owners (the "Indenture Trustee").

                  The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Indenture Trustee for the Owners, on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

                  Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or Indenture Trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related amounts are due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

                  Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

                  Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

                  As used in the Policy, the following terms shall have the following meanings:

                  "Agreement" means the Indenture, dated as of September 1, 1998, between the Advanta Home Equity Loan Trust 1998-B and the Indenture Trustee, as Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved by the Insurer.

                  "Business Day" means the day other than (i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the State of New York or in the city in which the principal corporate trust office of the Indenture Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Deficiency Amount" means, with respect to the Obligations and for any Payment Date, any shortfalls in the Total Available Funds to pay the sum of (i) the Class A-2 Interest Distribution Amount (excluding any Prepayment Interest Shortfalls and any Relief Act Shortfalls) and (ii) the HLTV Pool Overcollateralization Deficit.

                  "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Holder (as defined in the Agreement) (other than the Indenture Trustee, the Originators or the Master Servicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A-1 Notes to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as a amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Total Available Funds" means, with respect to the Obligations and any Payment Date, the sum of (i) the Available Funds then available in the Note Account, reduced by the amounts paid pursuant to Section 8.6(c)(i) and (ii) of the Indenture; (ii) the Crossover Amount, if any, available from the HELOC Pool related to the Class A-1 Notes pursuant to the crosscollateralization provisions of the Trust; and (iii) amounts available from the Reserve Account with respect to the Obligations on such Payment Date.

                  Capitalized terms used in the Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                  Any notice under the Policy or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

                  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

                  The Policy is being issued under and pursuant to, and shall be constructed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                  The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

                           MBIA INSURANCE CORPORATION

                                   ASSIGNMENT


Social Security or Taxpayer I.D. or other identifying number of assignee: __________________


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_______________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints __________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated: ________________                     ___________________________________*


                                            Signature Guaranteed:


Dated: ________________                     ___________________________________



                  *NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.


                                      B-14